                                                    Registration No. 333-139992

================================================================================
               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------
                              AMENDMENT NO. 1 TO
                                   FORM S-1
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

          For registration of voting trust certificates representing:

                    COMMON STOCK, PAR VALUE $1.00 PER SHARE
      (Title of securities to be deposited under voting trust agreement)

                 Issued by:

                        GRAYBAR ELECTRIC COMPANY, INC.
              (Exact name of issuer as specified in its charter)

                  New York                                    5063                              13-0794380
(State or other jurisdiction of incorporation      (Primary Standard Industrial    (I.R.S. Employer Identification No.
                of issuer.)                       Classification Code Number of                 of issuer)
                                                             issuer)


      34 North Meramec Avenue, St. Louis, Missouri 63105, (314) 573-9200 (Address, including zip code, and telephone number, including area code, of such issuer's principal executive offices)

                               T. F. DOWD, Esq.
             Senior Vice President, Secretary and General Counsel
                       Graybar Electric Company, Inc.,
              34 North Meramec Avenue, St. Louis, Missouri 63105
                                (314) 573-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service for the Voting Trustees)

                              -------------------
                                   Copy to:
                              JOHN H. DENNE, Esq.
                             Winston & Strawn LLP
                   200 Park Avenue, New York, New York 10166

                              -------------------
         Approximate date of commencement of proposed sale of the securities to the public: January 18, 2007.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                              -------------------
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                              -------------------
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                              -------------------
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                              -------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                                      2


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

P R O S P E C T U S


                            VOTING TRUST INTERESTS

                 RELATING TO 6,322,000 SHARES OF COMMON STOCK,

                            PAR VALUE $1 PER SHARE,

                                      OF

                        GRAYBAR ELECTRIC COMPANY, INC.

                             --------------------

         The Voting Trust Interests covered by this Prospectus are offered in connection with an invitation by D. E. DeSousa, L. R. Giglio, T. S. Gurganous,
R. D. Offenbacher and R. A. Reynolds, Jr., as the Voting Trustees under the voting trust (the "2007 Voting Trust") to be established pursuant to the Voting Trust Agreement, to be dated as of March 16, 2007 (the "2007 Voting Trust Agreement"), to all beneficial owners of shares of Common Stock issued by Graybar Electric Company, Inc. ("Graybar" or the "Company") to deposit their shares of Common Stock in and become beneficiaries of the 2007 Voting Trust and to receive in exchange Voting Trust Interests representing beneficial ownership of such shares as described below. As used in this Prospectus, the term "Voting Trust Interests" means the beneficial ownership of the shares of Common Stock deposited with and held by the Voting Trustees under and in accordance with the 2007 Voting Trust Agreement. A copy of the 2007 Voting Trust Agreement is attached hereto as Exhibit A. The Voting Trust Interests will be either uncertificated interests in the 2007 Voting Trust evidenced by a book-entry system maintained by the Voting Trustees or, if requested by a participating shareholder, a voting trust certificate evidencing such Voting Trust Interests.

         Owners of Voting Trust Interests will have limited voting rights with respect to the shares of Common Stock beneficially owned by them. With the exception of certain significant corporate transactions, the Voting Trustees will be entitled in their discretion and using their best judgment to vote on or consent to the election of directors of the Company and the ratification, approval or disapproval of any other action or proposed action of the Company requiring a shareholder vote. Shares of Common Stock deposited in the 2007 Voting Trust may not be withdrawn for a period of ten years unless the 2007 Voting Trust is terminated earlier by its terms.

         Holders of shares of Common Stock who elect to participate in the 2007 Voting Trust agree to deposit in the 2007 Voting Trust all shares of Common Stock owned or subsequently acquired by them during the ten-year term of the 2007 Voting Trust Agreement and otherwise to comply with the terms of the 2007 Voting Trust Agreement.

         The Voting Trust Interests are subject to certain limitations on transferability and to the right of the Company to repurchase them in certain circumstances. See "Summary of Certain Provisions of the 2007 Voting Trust Agreement--Restrictions on Transfer and Right of Company to Repurchase Voting Trust Interests Under Certain Circumstances." No public market exists for the Company's Common Stock or for the Voting Trust Interests, and no such markets are expected to develop.

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 BEFORE ELECTING TO PARTICIPATE IN THE 2007 VOTING TRUST.

                             --------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

               THE DATE OF THIS PROSPECTUS IS JANUARY 18, 2007.

                               TABLE OF CONTENTS

                                                                           Page

SUMMARY INFORMATION ABOUT THE 2007 VOTING TRUST...............................1
RISK FACTORS..................................................................4
SUMMARY INFORMATION ABOUT GRAYBAR.............................................5
SUMMARY OF CERTAIN PROVISIONS OF THE 2007 VOTING TRUST AGREEMENT..............6
INFORMATION CONCERNING THE VOTING TRUSTEES...................................10
LEGAL MATTERS................................................................13
WHERE YOU CAN FIND MORE INFORMATION..........................................14
ANNEX A -- VOTING TRUST AGREEMENT...........................................A-1

o You should only rely on the information contained in this Prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

o We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Certain states require that the offering be made through a dealer registered in that state. The offering will be made to residents of those states through Huntleigh Securities Corporation. Huntleigh Securities Corporation provides financial advice to Graybar on a retainer basis. If this Prospectus was transmitted to you by Huntleigh Securities Corporation, you should contact the designated representative of Huntleigh Securities Corporation named in the cover letter that accompanied this Prospectus if you have questions.

o You should assume that the information appearing in this Prospectus is accurate as of the date on the front cover of this Prospectus only.

o This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

o    You may communicate with the Voting Trustees at:

          c/o Graybar Electric Company, Inc.
          P. O. Box 7231
          St. Louis, Missouri  63177
          (314-573-9200)

                SUMMARY INFORMATION ABOUT THE 2007 VOTING TRUST

         This summary information highlights in question and answer format certain information about the 2007 Voting Trust. It may not contain all the information that may be important to you. You should read the entire Prospectus and the Voting Trust Agreement attached hereto as Annex A before you decide whether to participate in the 2007 Voting Trust.

Q.       WHAT IS THE 2007 VOTING TRUST?

         A. The 2007 Voting Trust is a contract between participating shareholders and the Voting Trustees that during its term, with the exception of certain significant corporate transactions, irrevocably separates voting power from the economic and other attributes of ownership of Common Stock and transfers that voting power to the Voting Trustees in whom the voting rights of all participants are pooled. It will expire in ten years unless it is terminated earlier by the beneficial owners of at least 75% of the shares of Common Stock deposited in the Voting Trust. The terms and conditions of the 2007 Voting Trust Agreement are substantially the same as those contained in the voting trust agreement currently in effect.

Q.       WHAT IS THE PURPOSE OF THE 2007 VOTING TRUST?

         A. Since 1929, when the Company became employee-owned through acquisition by its then employees of all its Common Stock from Western Electric Company, Incorporated, substantially all of the issued and outstanding shares of Common Stock have been held by voting trustees under successive voting trust agreements. The 2007 Voting Trust will permit the beneficial owners of Common Stock to continue for another ten years the practice that has provided continuity and stability of policy and management of the Company by having the participating shareholders act together in accordance with the voting trust agreement with respect to voting on matters presented to the shareholders other than significant corporate transactions of the type referred to below. The Voting Trustees and the Graybar Board of Directors believe that this practice has served the Company and its employees well for more than 75 years and should be continued. More specifically, they believe it enhances planning with a long-term perspective, makes operation as an employee-owned company more feasible and effective and fosters the Company's practice of promoting from within.

Q. WILL THE VOTING TRUSTEES BE ENTITLED TO VOTE ON ALL MATTERS BROUGHT BEFORE THE SHAREHOLDERS?

         A. Under the 2007 Voting Trust Agreement, the Voting Trustees are entitled in their discretion and using their best judgment to vote all the shares deposited in the Voting Trust for the election of directors and the ratification, approval or disapproval of any other action or proposed action of the Company requiring a shareholder vote, except that the Voting Trustees may not vote on the merger or consolidation of Graybar into or with another corporation, the sale of all or substantially all of its assets or its liquidation or dissolution without the consent of the holders of Voting Trust Interests representing at least 75% of the aggregate number of shares then deposited.

Q. WILL MY ECONOMIC INTEREST IN GRAYBAR COMMON STOCK BE CHANGED IN ANY WAY IF I ELECT TO PARTICIPATE IN THE 2007 VOTING TRUST?

         A. No. The only difference between the Voting Trust Interests issued pursuant to the 2007 Voting Trust and shares of Common Stock deposited in the 2007 Voting Trust is the fact that holders of Voting Trust Interests will not be entitled to vote the shares of Common Stock represented thereby except in the limited instances referred to above. The economic attributes of Common Stock ownership will not be changed. The restrictions on transfer and Graybar's repurchase option discussed below apply to the Voting Trust Interests in the same way they apply to the Common Stock. Holders of Voting Trust Interests will receive cash dividends paid on Common Stock beneficially owned by them and held by the Voting Trustees. Any Common Stock paid as a stock dividend will be deposited in the Voting Trust and Voting Trust Interests will be issued to the beneficial owner of the Common Stock upon which the stock dividends are paid.

Q.       WILL MY VOTING TRUST INTERESTS BE SUBJECT TO ANY LIMITATION ON
         TRANSFER?

         A. Yes. All shares of Common Stock are held subject to the terms set forth in the Restated Certificate of Incorporation of the Company, which, among other things, provide the Company the option to repurchase shares of its Common Stock at $20.00 per share, the price at which such shares were issued, with appropriate adjustment for current dividends, in the event any holder of Common Stock wants to sell, transfer or otherwise dispose of any of his or her shares of such Common Stock, or in the event of his or her death or in the event of termination of his or her employment other than by retirement on a pension (except a deferred pension). The Voting Trust Interests to be issued under the Voting Trust Agreement will be issued and held upon and subject to the same rights and obligations that apply to the Common Stock.

Q.       WHO ARE THE VOTING TRUSTEES?

         A. The Voting Trustees are each directors of Graybar, have been employed by Graybar for the number of years indicated and currently hold the management positions listed below:

        NAME                 YEARS OF SERVICE                  POSITION
        ----                 ----------------                  --------

Robert A. Reynolds, Jr.             34               Chairman of the Board, President
                                                     and Chief Executive Officer
Dennis E. DeSousa                   25               Senior Vice President,
                                                     Sales and Distribution
Lawrence R. Giglio                  28               Senior Vice President,
                                                     Operations
Thomas S. Gurganous                 33               District Vice President,
                                                     Richmond District
Richard D. Offenbacher              38               Senior Vice President,
                                                     Sales and Marketing

Q.       HOW ARE THE VOTING TRUSTEES SELECTED?

         A. The Voting Trustees currently serve in that capacity under the existing voting trust agreement that will expire on March 31, 2007. The Board of Directors of the Company has recommended that they continue to serve under the 2007 Voting Trust Agreement and they have consented to do so.

         The 2007 Voting Trust Agreement provides that the Voting Trustees must be employees of the Company. A Voting Trustee who ceases to be an active, full-time employee for any reason will automatically cease to be a Voting Trustee. Voting Trustees may be removed by the holders of Voting Trust Interests representing at least 66 2/3% of the number of shares of Common Stock deposited in the 2007 Voting Trust. Vacancies in the office of Voting Trustee will be filled by a majority of the remaining Voting Trustees unless there are less than three Voting Trustees in office, in which event the vacancies will be filled by the directors of Graybar.

Q.       HOW DO I ELECT TO PARTICIPATE IN THE 2007 VOTING TRUST?

         A. If you wish to participate in the voting trust arrangement pursuant to the 2007 Voting Trust Agreement, you should sign the Power of Attorney that was sent to you with this Prospectus and return it to M. J. Beagen and K. M. Higgins, as attorneys-in-fact, at P.O. Box 7231, St. Louis, Missouri 63177 in the envelope provided. The Power of Attorney authorizes your attorneys-in-fact to sign and deliver the 2007 Voting Trust Agreement on your behalf and, if applicable, to transfer Common Stock represented by voting trust certificates in the existing voting trust that is beneficially owned by you to the Voting Trustees under the 2007 Voting Trust Agreement. If you are not a participant in the existing voting trust but elect to participate in the 2007 Voting Trust, you will be required to deliver the certificates representing shares of Common Stock registered in your name to the Voting Trustees for deposit in the 2007 Voting Trust.

Q.       CAN I CHANGE MY MIND AFTER I SIGN AND RETURN THE POWER OF ATTORNEY?

         A. Yes, you may revoke the power of attorney by written notification to the attorneys-in-fact any time prior to the close of business on March 15, 2007. After that date, your attorneys-in-fact will sign the 2007 Voting Trust Agreement on your behalf and your Common Stock will remain in the Voting Trust until it terminates on March 15, 2017 or earlier pursuant to a majority vote of the Voting Trustees or by vote of participating shareholders holding Voting Trust Interests representing at least 75% of the Common Stock deposited with the Voting Trustees.

Q.       WILL I INCUR ANY TAX AS A RESULT OF PARTICIPATING IN THE 2007 VOTING
         TRUST?

         A. No. There are no tax consequences associated with an election to participate in the 2007 Voting Trust.

Q. WILL I RECEIVE VOTING TRUST CERTIFICATES EVIDENCING MY BENEFICIAL OWNERSHIP OF THE COMMON STOCK DEPOSITED IN THE 2007 VOTING TRUST?

         A. Not unless you so request. You may request that a voting trust certificate representing beneficial ownership of the number of shares of Common Stock owned by you and deposited in the 2007 Voting Trust be issued by checking the box to that effect on the Power of Attorney. Otherwise, your Voting Trust Interests will be uncertificated and will be evidenced by a book-entry system maintained by the Voting Trustees unless and until you subsequently request in a writing to the Voting Trustees that a voting trust certificate be issued and delivered to you. Whether your Voting Trust Interests are certificated or uncertificated, you will receive an annual statement confirming the number of shares of Common Stock deposited in your account.

Q. IF I ELECT NOT TO PARTICIPATE IN THE 2007 VOTING TRUST, WHAT WILL HAPPEN TO COMMON STOCK HELD FOR MY ACCOUNT IN THE EXISTING VOTING TRUST?

         A. The shares of Common Stock represented by voting trust certificates in the existing voting trust will be registered in your name upon termination of the existing voting trust. You will be offered the opportunity to request that stock certificates evidencing such shares be issued to you. Otherwise, your shares of Common Stock will be uncertificated and will be evidenced by a book-entry system maintained by the Company.

Q. DO GRAYBAR'S DIRECTORS AND OFFICERS INTEND TO PARTICIPATE IN THE 2007 VOTING TRUST?

         A. Yes. All directors and executive officers of the Company have indicated their intention to deposit their shares of Common Stock in the 2007 Voting Trust. Such persons beneficially owned an aggregate of 76,161 shares of Common Stock at December 31, 2006, representing approximately 0.13% of the issued and outstanding shares of Common Stock at that date, and have subscribed for an additional 14,508 shares pursuant to the 2006 offering under Graybar's Three-Year Common Stock Purchase Plan.

Q. WHOM SHOULD I CONTACT WITH QUESTIONS ABOUT PARTICIPATION IN THE 2007 VOTING TRUST?

         A. If you have questions regarding participation in the 2007 Voting Trust, you should contact:

                          Thomas F. Dowd
                          Senior Vice President, Secretary and General Counsel Graybar Electric Company, Inc.
                          34 North Meramec Avenue
                          St. Louis, Missouri  63105
                          Telephone:  (314) 573-9221
                          E-mail:  thomas.dowd@gbe.com


                                 RISK FACTORS

         Before electing to participate in the 2007 Voting Trust, you should carefully consider the following risk factors.

THE VOTING TRUSTEES WILL BE ENTITLED TO VOTE IN THEIR DISCRETION THE COMMON STOCK DEPOSITED IN THE 2007 VOTING TRUST ON ALL MATTERS OTHER THAN CERTAIN SIGNIFICANT CORPORATE TRANSACTIONS.

         Under the 2007 Voting Trust Agreement, the Voting Trustees are entitled in their discretion and using their best judgment to vote all the shares deposited in the 2007 Voting Trust on the election of directors and the ratification, approval or disapproval of any other action or proposed action of the Company requiring a shareholder vote, except that the Voting Trustees may not vote on the merger or consolidation of Graybar into or with another corporation, the sale of all or substantially all of its assets or its liquidation or dissolution without the consent of the holders of Voting Trust Interests representing at least 75% of the aggregate number of shares then deposited.

EACH OF THE VOTING TRUSTEES IS A DIRECTOR AND MEMBER OF MANAGEMENT OF THE
COMPANY.

         The Voting Trustees act by a majority vote of them. As Voting Trustees, they may vote to re-elect themselves as directors and, as directors, they may vote to maintain their current positions in management or to promote one or more of them to a more senior position.

THE FACT THAT THE VOTING TRUSTEES MAY BE ENTITLED TO VOTE A SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK MAY DETER AN ATTEMPTED CHANGE OF CONTROL.

         The 2007 Voting Trust could have the effect of delaying or preventing a change in control of the Company or discouraging an attempt by a third party to acquire control of the Company by tender offer or other means. As long as a substantial number of shares of Common Stock are subject to the 2007 Voting Trust Agreement or any successor voting trust agreement, it will not be possible for a third party to gain control of the Board of Directors without the approval of a majority of the then incumbent Voting Trustees. Additionally, unless the Company were to waive its right to repurchase Common Stock and Voting Trust Interests, which would require approval of the directors then in office, consummation of a third-party tender offer or other acquisition transaction may not be possible.

                       SUMMARY INFORMATION ABOUT GRAYBAR

         Graybar is a New York corporation that was formed in 1925 and is wholly owned by its active, full-time and retired employees. It is engaged internationally in the distribution of electrical, telecommunications and networking products and the provision of related supply chain management and logistics services, primarily to contractors, industrial plants, telephone companies, power utilities, federal and state governments and commercial users. All products sold by Graybar are purchased by it from others.

         Graybar distributes approximately one million products (stockkeeping units) of more than 4,600 manufacturers through a network of distribution facilities located in 13 geographical districts throughout the United States. In addition, it operates ten zone warehouses with both standard and specialized inventory products. The zone warehouses replenish the inventories carried at the distribution facilities and make shipments directly to customers. Graybar also has subsidiary operations with distribution facilities located in Puerto Rico, Mexico and Canada.

         At December 31, 2006, 5,856,310 shares of Common Stock were issued and outstanding and 505,824 shares were subscribed for pursuant to the 2006 offering under Graybar's Three-Year Common Stock Purchase Plan and had not been issued. An additional 10,722 shares of Common Stock had been acquired and were held in treasury. Approximately 95% of the issued and outstanding shares of Common Stock were held of record by D. E. DeSousa, L. R. Giglio, T. S. Gurganous, R. D. Offenbacher and R. A. Reynolds, Jr. as voting trustees under the existing voting trust agreement.

         Graybar's address and telephone number are 34 North Meramec Avenue, St. Louis, Missouri 63105 (314-573-9200). The mailing address of its principal executive offices is P.O. Box 7231, St. Louis, Missouri 63177.

         See "Where You Can Find More Information" to learn how you may obtain copies of reports and other information filed by Graybar with the SEC.

       SUMMARY OF CERTAIN PROVISIONS OF THE 2007 VOTING TRUST AGREEMENT

         The following statements relating to the 2007 Voting Trust Agreement are summaries, may not contain all the information that may be important to you and are qualified in their entirety by reference to the 2007 Voting Trust Agreement, a copy of which is attached hereto as Annex A and should be read by you. All section references are to the 2007 Voting Trust Agreement.

         General. The 2007 Voting Trust Agreement is governed by the laws of New York. The 2007 Voting Trust Agreement provides for the deposit into the 2007 Voting Trust of Common Stock or, if applicable, any voting stock of the Company or a successor corporation issued in respect of the Common Stock in connection with a recapitalization or reclassification of the Common Stock or the merger or consolidation of the Company into another corporation. Common Stock deposited in the Voting Trust will be registered into the name of the Voting Trustees in their capacity as voting trustees and will be uncertificated and evidenced by the book-entry system maintained by the Company. You may elect to deposit shares of Common Stock into the 2007 Voting Trust at any time prior to its expiration or termination. Common Stock deposited in the Voting Trust by you may not be withdrawn before the expiration or termination of the 2007 Voting Trust Agreement. The Voting Trustees do not have any power to sell, transfer or dispose of shares deposited with them other than to return them to participating shareholders in accordance with the 2007 Voting Trust Agreement.

         A voting trust was originally established in 1928 as a security device in connection with the purchase of the wholesale supply business of Western Electric Company, Incorporated. The voting trust arrangement has been continued since its inception by the periodic adoption, as permitted by applicable law, of successive voting trust agreements by substantially all of the Company's shareholders. In connection with the adoption of each new voting trust agreement, management has recommended to shareholders that the voting trust arrangement be continued because it believed that the operation of the business had been successfully conducted under this arrangement and that it was in the best interests of the Company and its shareholders. The Voting Trustees and the Graybar Board of Directors recommend that shareholders deposit their Common Stock in the 2007 Voting Trust and continue for another ten years the practice that has provided continuity and stability of policy and management of the Company.

         Expiration or Termination. The 2007 Voting Trust Agreement will expire March 15, 2017 unless extended or sooner terminated. The 2007 Voting Trust Agreement may be terminated at any time by a majority of the Voting Trustees or by the holders of Voting Trust Interests representing at least 75% of the Common Stock deposited. At any time within six months before the expiration of the 2007 Voting Trust Agreement, holders of Voting Trust

Interests may, by agreement in writing with the Voting Trustees and the Company, extend the duration of the 2007 Voting Trust Agreement for an additional period not exceeding ten years. Any extension will be binding only upon holders of Voting Trust Interests who give their consent. (Section 6.03)

         Amendment. The 2007 Voting Trust Agreement may be amended or modified at any time by a majority of the Voting Trustees, the Company and the holders of Voting Trust Interests representing at least 75% of the number of shares of Common Stock deposited under the 2007 Voting Trust Agreement. Any amendment or modification could affect the rights of the then existing holders of Voting Trust Interests. (Section 6.02)

         Voting Trustees. Voting Trustees must be active, full-time employees of the Company. Any Voting Trustee who for any cause, including retirement on a pension, ceases to be an active, full-time employee automatically ceases to be a Voting Trustee. Voting Trustees may at any time resign and may be removed by holders of Voting Trust Interests representing at least 66 2/3% of the number of shares of Common Stock deposited under the 2007 Voting Trust Agreement. (Section 5.01)

         Vacancies in the office of Voting Trustee will be filled by a majority of the remaining Voting Trustees, unless there shall be less than three Voting Trustees in office, in which event the vacancies shall be filled by the directors of the Company. No Voting Trustee who has been previously removed from office may be redesignated or elected a Voting Trustee without the approval of holders of Voting Trust Interests representing at least
66 2/3% of the Common Stock deposited under the 2007 Voting Trust Agreement. (Section 5.01)

         The 2007 Voting Trust Agreement provides that the Voting Trustees shall exercise their best judgment in securing the election of suitable directors and in voting on or consenting to other matters. Voting Trustees may be, and may vote for themselves as, Company directors. No person is disqualified from acting as a Voting Trustee by reason of any personal interest in the Company and a Voting Trustee may deal with the Company as fully as if he or she were not a Voting Trustee. The Voting Trustees may execute any of the trusts or powers or perform any of the duties under the 2007 Voting Trust Agreement either directly or by or through agents or attorneys appointed by them. Any action required or permitted to be taken by the Voting Trustees may be taken by vote or written consent of a majority of the Voting Trustees. (Sections 5.02 and 5.03)

         Voting Trustees and their agents and attorneys are not liable to holders of Voting Trust Interests or the Company except for their individual willful misconduct. The Company has agreed to indemnify the Voting Trustees and their agents or attorneys for, and to hold them harmless against, any tax, loss, liability or expense incurred for any reason, except their own individual willful misconduct, arising out of or in connection with the acceptance or administration of the Voting Trust and the performance of their duties and obligations and the exercise of their rights and powers under the Voting Trust. The Voting Trustees have been informed that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy and is unenforceable. The Company has also agreed to pay reasonable expenses incurred by the Voting Trustees in connection with the performance of their duties and obligations under the 2007 Voting Trust Agreement.

         In consideration of the Voting Trustees agreement to serve in that capacity for the benefit of the holders of Voting Trust Interests, the 2007 Voting Trust Agreement provides that, in the event the Company fails or is unable to provide indemnification or pay expenses, the holders of Voting Trust Interests will do so. In that event, the responsibility for indemnification will be allocated among them ratably in proportion to the Common Stock represented by their Voting Trust Interests. The obligations of the Company and the holders of Voting Trust Interests are payable from any funds or other assets held by the Voting Trustees for their respective accounts. (Sections
5.03 and 5.04)

         No bond is to be posted by the Voting Trustees with respect to their performance under the 2007 Voting Trust Agreement.

         Voting. The Voting Trustees are entitled in their discretion and using their best judgment to vote on or consent to the election of directors and, except as described below, the ratification, approval or disapproval of any other action or proposed action requiring a shareholder vote, including without limitation any change in Graybar's capital structure, the amendment of Graybar's Restated Certificate of Incorporation and the purchase of assets by Graybar. The Voting Trustees, each of whom is currently a Company director, are specifically authorized to vote for themselves as directors under the terms of the 2007 Voting Trust Agreement. The Voting Trustees may not, without the consent of the holders of Voting Trust Interests representing at least 75% of the Common Stock then deposited under the 2007 Voting Trust Agreement, vote on or consent to the merger or consolidation of the Company into another corporation, the sale of all or substantially all of its assets or its liquidation and dissolution. (Sections 4.02 and 5.02)

         Dividends. All dividends payable with respect to Common Stock deposited under the 2007 Voting Trust Agreement are payable to the Voting Trustees as the owners of record of these shares. The Voting Trustees will retain, under the terms of the 2007 Voting Trust Agreement, all shares of Common Stock received as a stock dividend. The Voting Trustees will make the appropriate book-entry in the case of uncertificated Voting Trust Interests and, upon request, deliver voting trust certificates representing Voting Trust Interests in the shares received as a dividend in a participating shareholder's account. The Voting Trustees will pay or cause to be paid to the holders of Voting Trust Interests an amount equal to any cash dividends received and any distribution made to holders of Common Stock other than in cash or Common Stock or as a result of recapitalization or reclassification of the Common Stock or a reorganization of the Company. (Section 4.03)

         Subscription Offers and Employee Plans. Common Stock subscribed for on behalf of, or acquired by, a holder of Voting Trust Interests pursuant to a subscription offer or employee plan or otherwise must be deposited with the Voting Trustees and will be held by them under the terms of the 2007 Voting Trust Agreement. The Voting Trustees will make the appropriate book-entry in the case of uncertificated Voting Trust Interests and, upon request, deliver additional voting trust certificates representing Voting Trust Interests to the holders of Voting Trust Interests on whose behalf Common Stock was so deposited. (Sections 4.04 and 4.05)

         Recapitalization or Reclassification of Common Stock. In the event of a recapitalization or reclassification of the Common Stock, the Voting Trustees will hold, under the terms of the 2007 Voting Trust Agreement, shares of voting stock issued in respect of Common Stock deposited under the 2007 Voting Trust Agreement. In this case, the appropriate book entries will be made in the case of uncertificated Voting Trust Interests and the existing voting trust certificates may remain outstanding and continue to represent the Voting Trust Interests or the Voting Trustees may substitute new voting trust certificates in appropriate form. (Section 4.06)

         Reorganization of the Company. Depending on the terms of any agreement under which the Company may be merged or consolidated into another corporation, the Voting Trustees either will hold, under the terms of the 2007 Voting Trust Agreement, any shares of voting stock of the successor corporation issued in respect of the Common Stock deposited under the 2007 Voting Trust Agreement (in which case appropriate book entries will be made in the case of uncertificated Voting Trust Interests and the existing voting trust certificates may remain outstanding and continue to represent the Voting Trust Interests or the Voting Trustees may substitute new voting trust certificates in appropriate form), or will distribute those shares to the holders of Voting Trust Interests based on the Common Stock represented by their Voting Trust Interests. In any event, any other consideration received as a result of a reorganization will be distributed ratably to the holders of Voting Trust Interests. (Section 4.08)

         Dissolution of the Company. In the event of the dissolution and liquidation of the Company, the Voting Trustees will distribute any money, securities, rights or property received by them as the record owners of Common Stock ratably to the holders of Voting Trust Interests. (Section 4.07)

         Restrictions on Transfer and Right of the Company to Repurchase Voting Trust Interests Under Certain Circumstances. The 2007 Voting Trust Agreement provides that Voting Trust Interests issued under the Voting Trust Agreement are held by each holder under the same terms and conditions upon which Common Stock is held under the provisions of Graybar's Restated Certificate of Incorporation. It further provides that the Voting Trustees do not need to recognize any claim of a holder of a Voting Trust Interest who has obtained a Voting Trust Interest in contravention of any of the provisions of Graybar's Restated Certificate of Incorporation in effect at the time. (Sections 3.01 and 4.09)

         The following is a brief summary of the provisions of Graybar's Restated Certificate of Incorporation that place restrictions and limitations on the holding and sale, transfer, pledge or other disposition of Common Stock. These provisions also apply to Voting Trust Interests.

         No holder of Common Stock may sell, transfer or otherwise dispose of any shares without first offering Graybar the option to purchase those shares within 30 days after the offer for $20.00 per share, with appropriate adjustment for regular dividends, if any, declared and paid at the end of the quarter in which the offer is made.

         Graybar also has the option to purchase for $20.00 per share, adjusted for dividends, the Common Stock of any shareholder who ceases to be an employee for any reason other than death or retirement on a pension (except a deferred pension) at any time after termination of employment until 30 days after the holder makes an offer to sell the Common Stock to it. In the event of the death of any shareholder, Graybar has the option to purchase all or any part of the Common Stock from the estate for $20.00 per share, adjusted for dividends, at any time after the expiration of one year from the date of death until 30 days after the Common Stock has been offered to Graybar. If the estate offers to sell the shares to Graybar within the one-year period, the option terminates 30 days from the offer. In the past, Graybar has always exercised these options and it expects to continue to do so.

         No shareholder may hypothecate or pledge Common Stock, except under an agreement of hypothecation or pledge containing provisions permitting Graybar to exercise the repurchase options referred to above and to redeem the pledge of shares in the event of default upon payment of the lesser of the amount due on the pledge or the purchase price, with suitable provisions for redemption by the shareholder or payment of any balance to which the shareholder may be entitled. No shareholder may transfer or place any shares of Common Stock, or voting trust certificates representing shares, into a trust, except that Graybar will, under certain circumstances, permit a transfer or placement upon receipt of a written agreement from the trustees and the shareholder in form satisfactory to Graybar providing that the shareholder retains the right to direct the action to be taken by the trustees on any matter submitted to a vote by holders of Common Stock or Voting Trust Interests and permitting Graybar to exercise the options referred to above and to redeem the shares, or Voting Trust Interests representing shares, if any party other than the holder or the trustee shall claim or establish ownership of or interest in the shares, or Voting Trust Interests representing shares, and requiring the trustees to comply with all provisions of Graybar's Restated Certificate of Incorporation relating to the sale, transfer or other disposition of shares.

                  INFORMATION CONCERNING THE VOTING TRUSTEES

         The names, positions with the Company and business addresses of the Voting Trustees are as follows:

                     NAME AND POSITION                               BUSINESS ADDRESS
                     -----------------                               ----------------

Robert A. Reynolds, Jr., Director,  Chairman of the Board,      34 North Meramec Avenue
President and Chief Executive Officer                           St. Louis, Missouri  63105

Dennis E. DeSousa, Director and Senior Vice President, Sales    34 North Meramec Avenue
and Distribution                                                St. Louis, Missouri  63105

Lawrence R. Giglio, Director and Senior Vice President,         34 North Meramec Avenue
Operations                                                      St. Louis, Missouri  63105

Thomas S. Gurganous, Director and District Vice President,      34 North Meramec Avenue
Richmond District                                               St. Louis, Missouri  63105

Richard D. Offenbacher, Director and Senior Vice President,     34 North Meramec Avenue
Sales and Marketing                                             St. Louis, Missouri  63105

         The sole occupation of each Voting Trustee is his employment with the Company, and each has been employed by the Company for more than five years. All communications to the Voting Trustees should be addressed to the Voting Trustees at their principal executive office, which is c/o Graybar Electric Company, Inc., P.O. Box 7231, St. Louis, Missouri 63177, telephone number (314) 573-9200.

         The Voting Trustees will deposit all shares of Common Stock beneficially owned by them in the 2007 Voting Trust. As of January 9, 2007, each of the Voting Trustees owned beneficially for his account shares of Common Stock that are deposited in the existing voting trust agreement and have subscribed under the 2006 offering pursuant to Graybar's Three-Year Common Stock Purchase Plan to purchase additional shares of Common Stock that remain to be paid for and have not yet been issued, as follows:

                                        SHARES BENEFICIALLY        ADDITIONAL SHARES
        NAME                                  OWNED(1)               SUBSCRIBED FOR
---------------------------------------------------------------------------------------

Robert A. Reynolds, Jr.                       13,942                     2,589

Dennis E. DeSousa                              3,336                     1,236

Lawrence R. Giglio                             6,516                     1,074

Thomas S. Gurganous                            7,579                       915

Richard D. Offenbacher                         9,242                     1,119

------------------
(1) Deposited in the existing voting trust and represented by voting trust certificates.

         The Voting Trustees, as voting trustees under the existing voting trust agreement, hold of record approximately 95% of the outstanding shares of Common Stock. No person owns voting trust certificates under the existing voting trust agreement representing more than 1% of the outstanding shares of Common Stock.

         None of the Voting Trustees has received or will receive remuneration for serving in such capacity. The table below sets forth the total compensation of the Voting Trustees during the three years ended December 31, 2005 in their capacities as employees, officers and directors of the Company:

                                                             ANNUAL COMPENSATION
       NAME AND PRINCIPAL                          ---------------------------------------          ALL OTHER
            POSITION                    YEAR             SALARY(1)          BONUS(1)(2)           COMPENSATION(3)

---------------------------------     --------     ---------------------------------------     ---------------------

R. A. Reynolds, Jr.                     2005             $509,308            $387,676                 $50,670
Chairman of the Board,                  2004              485,054             411,965                  - 0 -
President and                           2003              458,910             278,852                  - 0 -
Chief Executive Officer

D. E. DeSousa                           2005             $236,416            $146,258                 $21,551
Senior Vice President,                  2004              225,202             155,422                  - 0 -
Sales and Distribution                  2003              215,668             106,372                  - 0 -

L. R. Giglio                            2005             $211,977            $131,115                 $19,322
Senior Vice President,                  2004              201,920             139,330                  - 0 -
Operations                              2003              190,974              94,161                  - 0 -

T. S. Gurganous                         2005             $171,029            $127,309                 $16,096
District Vice President,                2004              159,921             121,625                  - 0 -
Richmond District                       2003              149,664              72,321                  - 0 -

R. D. Offenbacher                       2005             $214,162            $132,515                 $19,429
Senior Vice President,                  2004              201,278             139,089                  - 0 -
Sales and Marketing                     2003              173,633              89,592                  - 0 -

(1) Includes amounts accrued and deferred pursuant to deferred compensation agreements with certain employees who were not eligible to participate in the employee contribution portion of the Profit Sharing and Savings Plan. These agreements provide for deferral of from 2% to 15% of salary in 2003, 2004 and 2005 and 2% to 25% of bonus payments in 2003, 2004 and 2005. Payment of sums deferred will generally be made in five or ten annual installments commencing on retirement or in a lump sum on termination of service other than by retirement. Interest is compounded and credited at the end of each calendar quarter based on the average crediting rate for the prior calendar quarter under the Stable Value (Fixed Income) Fund of the Profit Sharing and Savings Plan.

(2) Bonus payments under the Company's Management Incentive Plan are made on or before March 15 of each year with respect to services rendered during the prior year.

(3) Profit sharing contributions accrued for the year indicated. The profit sharing contribution for 2005 was made on April 3, 2006, and the amount includes payments made in cash or credited to the deferred compensation accounts of the respective individuals as a result of limitations on contributions to the Profit Sharing and Savings Plan contained in Sections 401 and 415 of the Internal Revenue Code. There was no profit sharing contribution for 2003 or 2004.

PENSION PLAN

         The Company has a qualified defined benefit pension plan covering all eligible employees. Employees become fully vested after five years of service. Generally, employees may retire and begin receiving pensions at the age of 65, or earlier under the following conditions: at age 55 with 20 years or more of Company service, at age 50 with 25 years of Company service or any age with 30 years of Company service under the plan.

         The following table sets forth annual benefits which would become payable under the Company's pension plan or supplemental benefits plan based on certain assumptions as to covered compensation and years of Company service without giving effect to any applicable Social Security offset.


                                             PENSION PLAN TABLE
  COVERED
COMPENSATION                                          YEARS OF SERVICE
------------   ----------------------------------------------------------------------------------------------
                     20              25               30              35              40             45
                  --------        --------         --------        --------        --------       --------
$  300,000        $ 60,000        $ 75,000         $ 90,000        $105,000        $120,000       $135,000
$  400,000        $ 80,000        $100,000         $120,000        $140,000        $160,000       $180,000
$  600,000        $120,000        $150,000         $180,000        $210,000        $240,000       $270,000
$  800,000        $160,000        $200,000         $240,000        $280,000        $320,000       $360,000
$1,000,000        $200,000        $250,000         $300,000        $350,000        $400,000       $450,000
$1,200,000        $240,000        $300,000         $360,000        $420,000        $480,000       $540,000

         An employee's annual pension income is based on the employee's average covered compensation during the sixty consecutive months preceding retirement in which earnings were highest, multiplied by one percent for each year of Company service and offset by an amount which cannot exceed limitations imposed by the Internal Revenue Code. As of December 31, 2006, the years of credited service for the Voting Trustees were as follows: R. A. Reynolds, Jr. (34), D. E. DeSousa (25), L. R. Giglio (28), T. S. Gurganous
(33) and R. D. Offenbacher (38). The amounts of salary and bonus in the Summary Compensation Table are substantially equivalent to covered compensation under the plan. To the extent that annual benefits exceed limitations imposed by the Internal Revenue Code of 1986, as amended, such benefits will be paid out of the general revenues of the Company by means of a supplemental benefits plan.

                                 LEGAL MATTERS

         Matters of New York law relating to the validity of the Voting Trust Interests will be passed upon by Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, counsel for the Company and the Voting Trustees.

                      WHERE YOU CAN FIND MORE INFORMATION

         The 2007 Voting Trust Agreement does not provide for the Voting Trustees to furnish reports to the holders of Voting Trust Interests. However, New York law requires that the Voting Trustees keep available for inspection by the holders of Voting Trust Interests correct and complete books and records of account relating to the 2007 Voting Trust and a record of the names and addresses of the holders of the Voting Trust Interests and the number of shares of Graybar Common Stock represented thereby and the dates that they acquired such shares. These books and records and a copy of the 2007 Voting Trust Agreement are available for inspection by any holder of Voting Trust Interests or shares of Graybar Common Stock at the principal executive offices of the Company at 34 North Meramec Avenue, St. Louis, Missouri 63105. Holders of Voting Trust Interests also have the same rights to inspect Graybar's books and records under New York law that holders of Common Stock have.

         Graybar and the Voting Trustees file reports and other information with the SEC. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. The SEC also maintains a website that contains reports and other information about issuers, including Graybar and the Voting Trustees, who file electronically with the SEC. The address of that site is http://www.sec.gov. Graybar's and the Voting Trustees' reports and other information filed with the SEC by Graybar and the Voting Trustees may also be accessed at Graybar's website, http://www.graybar.com, under the Graybar SEC Filings and the Voting Trust SEC Filings sections, respectively, of the "About Us" page. Requests for hard copies of the reports and other information filed by Graybar and the Voting Trustees may be directed to Thomas F. Dowd, Esq., Senior Vice President, Secretary and General Counsel, Graybar Electric Company, Inc., P.O. Box 7231, St. Louis, Missouri 63177, telephone number
(314) 573-9200 and e-mail address thomas.dowd@gbe.com. Graybar intends to furnish copies of its Annual Report to Shareholders to holders of Voting Trust Interests.

                                                                       ANNEX A

                        GRAYBAR ELECTRIC COMPANY, INC.

                            VOTING TRUST AGREEMENT




                          DATED AS OF MARCH 16, 2007

                                     INDEX

                                                                         PAGE
                                                                         ----

PARTIES ..................................................................A-1

RECITALS .................................................................A-1

                                   ARTICLE I

                                  DEFINITIONS

   Section 1.01. Agent ...................................................A-1
   Section 1.02. Certificate of Incorporation ............................A-1
   Section 1.03. Common Stock ............................................A-1
   Section 1.04. Corporation .............................................A-1
   Section 1.05. Non-participating Shareholders ..........................A-2
   Section 1.06. Participating Shareholders ..............................A-2
   Section 1.07. Register ................................................A-2
   Section 1.08. Shareholders ............................................A-2
   Section 1.09. Stock Certificates ......................................A-2
   Section 1.10. 2007 Voting Trust .......................................A-2
   Section 1.11. Uncertificated Shares ...................................A-2
   Section 1.12. Voting Trust Agreement ..................................A-2
   Section 1.13. Voting Trust Certificates ...............................A-2
   Section 1.14. Voting Trust Interests...................................A-2
   Section 1.15. Voting Trustees .........................................A-2

                                  ARTICLE II

                                 PARTICIPATION

   Section 2.01. Election to Participate .................................A-3
   Section 2.02. Voting Trust Interests ..................................A-3

                                  ARTICLE III

                           VOTING TRUST CERTIFICATES

   Section 3.01. Exchange, Registration and Registration of Transfer .....A-4
   Section 3.02. Form of Voting Trust Certificates .......................A-5
   Section 3.03. Execution ..............................................A-14
   Section 3.04. Mutilated, Destroyed, Lost or Stolen
                 Voting Trust Certificates ..............................A-14

                                  ARTICLE IV

                   CONCERNING THE PARTICIPATING SHAREHOLDERS

   Section 4.01. Rights of Participating Shareholders ...................A-15
   Section 4.02. Voting .................................................A-15
   Section 4.03. Dividends ..............................................A-15
   Section 4.04. Subscription Offers ....................................A-16
   Section 4.05. Employee Plans .........................................A-16
   Section 4.06. Recapitalization or Reclassification of Common Stock ...A-16
   Section 4.07. Dissolution of the Corporation .........................A-16
   Section 4.08. Reorganization of the Corporation ......................A-16
   Section 4.09 .Restrictions on Transfer ...............................A-17
   Section 4.10. Exchange of Voting Trust Interests for
                 Shares of Common Stock..................................A-17
   Section 4.11. Meetings of Participating Shareholders .................A-18

                                   ARTICLE V

                        CONCERNING THE VOTING TRUSTEES

   Section 5.01. Appointment and Qualification; Vacancies ...............A-18
   Section 5.02. Rights and Powers ......................................A-19
   Section 5.03. Limitation on Liability; Indemnification ...............A-20
   Section 5.04. Compensation and Expenses ..............................A-21

                                  ARTICLE VI

                                 MISCELLANEOUS

   Section 6.01. Appointment of Agents ..................................A-21
   Section 6.02. Amendment ..............................................A-22
   Section 6.03. Termination or Extension ...............................A-22
   Section 6.04. Notices ................................................A-22
   Section 6.05. Successors and Assigns .................................A-23
   Section 6.06. Counterparts ...........................................A-23
   Section 6.07. Governing Law ..........................................A-23
   Section 6.08. Severability ...........................................A-23
   Section 6.09. Headings; Table of Contents ............................A-23

     THIS VOTING TRUST AGREEMENT, dated as of March 16, 2007, among the owners of shares of common stock, par value $1.00 per share with a stated value of $20.00 per share (the "Common Stock"), of GRAYBAR ELECTRIC COMPANY, INC., a New York corporation (the "Corporation"), who shall become parties to this Voting Trust Agreement as hereinafter provided (the "Participating Shareholders"), Dennis E. DeSousa, Lawrence R. Giglio, Thomas S. Gurganous, Richard D. Offenbacher and Robert A. Reynolds, Jr., as voting trustees (the "Voting Trustees"), and the Corporation.

                                  WITNESSETH:

     WHEREAS, approximately 95% of the issued and outstanding shares of Common Stock of the Corporation are owned of record by the Voting Trustees, in their capacity as voting trustees under a voting trust agreement dated as of April 1, 1997, which agreement, unless extended or sooner terminated as provided therein, will terminate on March 31, 2007; and

     WHEREAS, the Participating Shareholders believe it is advisable and in the best interests of the Corporation and the Participating Shareholders to enter into this Voting Trust Agreement in order to secure continuity and stability of policy and management of the Corporation by acting together with respect to the voting on or consenting to certain matters that may be acted upon by the beneficial owners of Common Stock;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For all purposes of this Voting Trust Agreement, the following terms shall have the respective meanings specified in this Article I.

     SECTION 1.01. "Agent" shall mean each of the individuals, and their respective successors, appointed as an Agent of the Voting Trustees pursuant to the provisions of Section 6.01 hereof.

     SECTION 1.02. "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Corporation as amended from time to time.

     SECTION 1.03. "Common Stock" shall have the meaning provided therefor in the Preamble to this Agreement and may be represented by Stock Certificates or Uncertificated Shares.

     SECTION 1.04. "Corporation" shall have the meaning provided therefor in the Preamble to this Agreement and shall include its successors.

     SECTION 1.05. "Non-participating Shareholders" shall mean the owners of shares of Common Stock who do not become parties to this Voting Trust Agreement.

     SECTION 1.06. "Participating Shareholders" shall mean the owners of shares of Common Stock who have become parties to this Voting Trust Agreement pursuant to the provisions of Section 2.01 hereof.

     SECTION 1.07. "Register" shall have the meaning provided therefor in
Section 3.03(b) hereof.

     SECTION 1.08. "Shareholders" shall mean the Participating Shareholders and the Non-participating Shareholders.

     SECTION 1.09. "Stock Certificates" shall mean the certificates representing shares of Common Stock, whether or not the same shall have been deposited with the Voting Trustees pursuant to this Voting Trust Agreement.

     SECTION 1.10. "2007 Voting Trust" shall mean the trust established pursuant to the provisions of this Voting Trust Agreement.

     SECTION 1.11. "Uncertificated Shares" shall mean shares of Common Stock that are evidenced by a book-entry system maintained by the Corporation.

     SECTION 1.12. "Voting Trust Agreement" shall mean this Voting Trust Agreement, dated as of March 16, 2007, among the Participating Shareholders, the Voting Trustees and the Corporation, as it may hereafter be amended or modified pursuant to the provisions of Section 6.02 hereof.

     SECTION 1.13. "Voting Trust Certificates" shall mean the Voting Trust Certificates, substantially in the form set forth in Section 3.02 hereof, issued to Participating Shareholders who request same pursuant to the terms of
Section 2.02(c) hereof.

     SECTION 1.14. "Voting Trust Interests" shall mean the beneficial ownership of, and the rights, duties and obligations of a Participating Shareholder with respect to, the shares of Common Stock deposited by him or her in the 2007 Voting Trust and held therein as set forth in this Voting Trust Agreement, which shall be evidenced by a book-entry system maintained by the Voting Trustees or, if requested by a Participating Shareholder pursuant to the terms of Section 2.02(c) hereof, by one or more Voting Trust Certificates.

     SECTION 1.15. "Voting Trustees" shall mean the persons named in the Preamble to this Agreement as voting trustees and their survivors or survivor and their or his or her successors or successor, as voting trustees, appointed pursuant to the provisions of Section 5.01 hereof.

                                  ARTICLE II

                                 PARTICIPATION

     SECTION 2.01. Election to Participate. Any Shareholder may elect to participate in the 2007 Voting Trust by (i) executing and delivering a copy of this Voting Trust Agreement, either in person or by his or her duly authorized attorney-in-fact, and (ii) depositing or causing to be deposited with the Voting Trustees the shares of Common Stock beneficially owned by such Participating Shareholder, whether represented by Stock Certificates or Uncertificated Shares.

     SECTION 2.02. Voting Trust Interests. (a) Upon receipt by the Voting Trustees of (i) a copy of this Voting Trust Agreement duly executed by a Participating Shareholder or his or her duly authorized attorney-in-fact and
(ii) the shares of Common Stock beneficially owned by such Participating Shareholder, the Voting Trustees will record such Participating Shareholder's ownership of the Voting Trust Interests in such shares of Common Stock in the Register.

     (b) Upon receipt by the Voting Trustees, on behalf of a Participating Shareholder, as the record owner of shares of Common Stock beneficially owned by such Participating Shareholder, of additional shares of Common Stock, whether as a result of a stock dividend or stock split or pursuant to directions given to the Corporation by such Participating Shareholder or his or her duly authorized attorney-in-fact concerning shares of Common Stock purchased pursuant to a subscription offer made to eligible employees of the Corporation or otherwise, the Voting Trustees will record such Participating Shareholder's ownership of the Voting Trust Interests in such additional shares of Common Stock in the Register.

     (c) If any Participating Shareholder so elects by written notice to the Voting Trustees at the time of electing to participate in the 2007 Voting Trust or at any time thereafter prior to termination of the 2007 Voting Trust, the Voting Trustees will deliver to such Participating Shareholder one or more Voting Trust Certificates representing the Voting Trust Interests registered in the name of such Participating Shareholder. The rights, duties and obligations of Participating Shareholders shall be identical whether their Voting Trust Interests are uncertificated or are represented by Voting Trust Certificates except as provided in this Voting Trust Agreement with respect to the surrender of Voting Trust Certificates upon termination or transfer.

     (d) No fractional Voting Trust Interests shall be issued by the Voting Trustees. In lieu thereof, the Voting Trustees shall deliver cash received from the Corporation as appropriate.

                                  ARTICLE III

                            VOTING TRUST INTERESTS

     SECTION 3.01. Exchange, Registration and Registration of Transfer. (a) Subject to the limitations on transfer set forth in the Certificate of Incorporation, in Article IV hereof, in the Voting Trust Certificates and in a statement delivered to registered owners of Voting Trust Interests in uncertificated form, ownership of Voting Trust Interests may be transferred by complying with the instructions set forth in Section 3.01(b) hereof. Upon such transfer, the Voting Trustees will record the transfer of ownership in the Register and, if requested, will execute and deliver a new Voting Trust Certificate in accordance with the proper instructions of the transferor.

         (b) The Voting Trustees shall maintain, or cause to be maintained, a book-entry system (the "Register") in which, subject to such reasonable regulations as they may prescribe, the Voting Trustees shall register the original ownership of Voting Trust Interests and shall register the transfer of ownership of Voting Trust Interests pursuant to the provisions of this Voting Trust Agreement. The Register shall show the name and address of each Participating Shareholder. If ownership of Voting Trust Interests has been recorded in book-entry form only, a Participating Shareholder may request transfer of such ownership by sending a written instrument or instruments of transfer, in form satisfactory to the Voting Trustees, duly executed by the registered owner or by his or her duly authorized attorney-in-fact to the Voting Trustees at the executive offices of the Corporation. If ownership is evidenced by Voting Trust Certificates, such Voting Trust Certificates must be presented or surrendered for registration of transfer or exchange at the executive offices of the Corporation and shall be duly endorsed by the Participating Shareholder or his or her attorney-in-fact duly authorized in writing, or shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Voting Trustees, duly executed by the registered owner or by his or her duly authorized attorney-in-fact. The Voting Trustees may appoint one or more transfer agents or registrars (who may be the Agents or other employees of the Corporation or a third-party) to maintain the Register pursuant to this
     Section 3.01(b) or a third-party) to maintain the Register pursuant to this Section 3.01(b).

         (c) No service charge shall be made for any registration of transfer or exchange of ownership of any Voting Trust Interest, but the Voting Trustees may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         (d) Prior to receipt of a properly executed written instrument requesting transfer of Voting Trust Interests for registration of transfer on the Register and due presentment of any Voting Trust Certificates representing such Voting Trust Interests, the Voting Trustees shall not be bound to recognize any equitable or other claim to or interest in any Voting Trust Interest on the part of any person other than the registered owner thereof, whether or not the Voting Trustees shall have notice of such claim or interest.

         (e) The Voting Trustees may make such rules and regulations as they deem expedient and proper concerning registration of transfer of ownership of Voting Trust Interests, and may close the Register against transfers at any time or times that the Corporation properly closes its record of Shareholders against transfers of shares of Common Stock. Any record date fixed by the Corporation for the purpose of determining Shareholders entitled to receive any payment or distribution shall be used by the Voting Trustees in determining Participating Shareholders entitled to receive such payment or distribution pursuant to the provisions of this Voting Trust Agreement.

     SECTION 3.02. Form of Voting Trust Certificates. The Voting Trust Certificates shall be substantially in the following form:

                  [FORM OF FACE OF VOTING TRUST CERTIFICATE]

                              NO           SHARES

GRAYBAR ELECTRIC COMPANY, INC.
2007 Voting Trust
Voting Trust Certificate

     THIS VOTING TRUST CERTIFICATE certifies that, as provided herein and in the Voting Trust Agreement dated as of March 16, 2007 (the "Voting Trust Agreement") among certain owners of shares of common stock, par value $1.00 per share with a stated value of $20.00 per share (the "Common Stock"), of Graybar Electric Company, Inc., a New York corporation (the "Corporation"), the Voting Trustees appointed pursuant to the Voting Trust Agreement and the Corporation, will be entitled to receive, in respect of shares of Common Stock deposited with the Voting Trustees, upon surrender of this Voting Trust Certificate, the number of shares of Common Stock set forth above or, in lieu thereof as provided in the Voting Trust Agreement, such number of shares of voting stock of the Corporation or any successor corporation or such other property as the registered owner of this Voting Trust Certificate may be entitled to receive as the result of any recapitalization or reclassification of the Common Stock or any merger or consolidation of the Corporation into another corporation. As provided in the Voting Trust Agreement, this Voting Trust Certificate may not be so exchanged prior to the termination of the trust (the "2007 Voting Trust") established thereby, which will occur on March 15, 2017 unless the 2007 Voting Trust is sooner terminated in accordance with the provisions of this Voting Trust Agreement. Capitalized terms used but not defined in this Voting Trust Certificate shall have the meaning provided therefor in the Voting Trust Agreement.

     All dividends payable with respect to shares of Common Stock to which this Voting Trust Certificate relates are payable to the Voting Trustees as the owners of record of such shares of Common Stock. The Voting Trust Agreement provides that the Voting Trustees will retain any shares of Common Stock which are received as dividends on shares of Common Stock deposited with the Voting Trustees and will deliver to the registered owner of this Voting Trust Certificate one or more additional Voting Trust Certificates, in form similar hereto, representing beneficial ownership of the number of shares of Common Stock so received by the Voting Trustees in respect of this Voting Trust Certificate. The Voting Trust Agreement further provides that the Voting Trustees will pay or cause to be paid to the registered owner of this Voting Trust Certificate amounts equal to any cash dividends paid on shares of Common Stock deposited with the Voting Trustees by the registered owner of this Voting Trust Certificate. In the event that any dividend or distribution other than in cash or Common Stock is received by the Voting Trustees, the Voting Trustees shall distribute or cause to be distributed the same among the registered owners of Voting Trust Interests ratably in accordance with the number of shares of Common Stock represented by their respective Voting Trust Certificates.

     Except as expressly provided in Section 4.02(b) of the Voting Trust Agreement and in the proviso to this sentence, the registered owner of this Voting Trust Certificate shall have no right, and the Voting Trustees shall possess and be entitled in their discretion to exercise the right, to vote on or consent to the election of directors of the Corporation or the ratification, approval or disapproval of any action or proposed action of the Corporation; provided, however, that without the consent of the registered owners of Voting Trust Interests constituting beneficial ownership of at least 75% of the shares of Common Stock deposited with the Voting Trustees under the Voting Trust Agreement, the Voting Trustees shall not vote on or consent to the merger or consolidation of the Corporation into another corporation, the sale of all or substantially all its assets or its liquidation and dissolution.

     Any funds or other assets held by the Voting Trustees for the respective accounts of the Corporation or the Participating Shareholders may be used to satisfy their obligations under Sections 5.03(c) and 5.04(b) of the Voting Trust Agreement to indemnify the Voting Trustees and to pay or reimburse them for expenses, disbursements and advances under certain circumstances.

     This Voting Trust Certificate is issued pursuant to, and the rights of the registered owner hereof are subject to, the provisions of the Voting Trust Agreement which set forth the rights, duties and obligations of the Voting Trustees and the registered owners of the Voting Trust Certificates. An original counterpart of the Voting Trust Agreement is on file at the executive offices of the Corporation, which are presently located at 34 North Meramec Avenue, St. Louis, Missouri 63105-3882. As provided in the Voting Trust Agreement, the registered owner of this Voting Trust Certificate is bound by the provisions of the Certificate of Incorporation of the Corporation with the same effect as if this Voting Trust Certificate were a certificate for shares of Common Stock. Reference is hereby made to the provisions of the Certificate of Incorporation of the Corporation printed on the reverse hereof for a description of the designations, preferences, privileges and voting powers of the Common Stock, the restrictions on transfer applicable thereto and hereto and the option of the Corporation under certain circumstances to purchase the shares of Common Stock the beneficial ownership of which is represented by this Voting Trust Certificate, to all of which the owner hereof consents.

     This Voting Trust Certificate shall not become valid for any purpose until there shall have been affixed hereto the manual or facsimile signature of at least one of the Voting

Trustees and at least one of the Agents of the Voting Trustees holding office pursuant to Section 6.01 of the Voting Trust Agreement.

Dated:

                                        By
                                          -----------------------------------
                                                    Voting Trustee


-----------------------------------
               Agent

     There shall also be set forth on the margin of the face of the Voting Trust Certificate the following statement:

           THE SALE, TRANSFER OR PLEDGE OF THE VOTING TRUST INTERESTS REPRESENTED BY THIS VOTING TRUST CERTIFICATE IS SUBJECT TO THE RESTRICTIONS AND LIMITATIONS, INCLUDING CERTAIN OPTIONS TO THE CORPORATION TO PURCHASE THE SHARES REPRESENTED HEREBY, SET FORTH ON THE REVERSE HEREOF.

                 [FORM OF REVERSE OF VOTING TRUST CERTIFICATE]

     The owner of the Voting Trust Interests represented by this Voting Trust Certificate shall be bound by the provisions of the Certificate of Incorporation of the Corporation, as from time to time amended, with the same effect as if this Voting Trust Certificate were a certificate for shares of Common Stock; and the Voting Trust Interests represented by this Voting Trust Certificate shall be subject to the same restrictions on transfer and the Corporation shall have the same rights, duties and obligations with respect to the purchase of the Voting Trust Interests represented by this Voting Trust Certificate as the Corporation has with respect to the purchase of shares of Common Stock pursuant to the Certificate of Incorporation. The applicable provisions of the Certificate of Incorporation presently in effect are as follows:

     "B. The common stock shall be designated as `Common Stock.'

         "(a) No holder of Common Stock shall sell, transfer, or otherwise dispose of any shares of such stock to any party other than the corporation without first offering to sell said shares to the corporation at the price for which said shares were issued by the corporation (or in the event of any change, subdivision, combination or reclassification of said shares, then at the price for which were issued the shares so changed, subdivided, combined or reclassified into the shares so offered to the corporation), plus an amount equal to dividends accrued on said stock from the beginning of the calendar quarter to be paid at the close of such calendar quarter only if a dividend for said quarter is declared, and tendering to the corporation the certificates therefor duly endorsed in proper form for transfer, and the corporation is hereby given an option to purchase all or any part of the Common Stock held by such holder at the price aforesaid good from the date of such offer and tender until the expiration of thirty (30) days after said date. Nothing in this Section B contained, however, shall be construed to prevent any holder of shares of Common Stock from transferring such shares to voting or other trustees under a voting trust agreement, or under any other agreement relating to stock of the corporation approved by the board of directors of the corporation or to prevent any subscriber to the Common Stock from causing the stock subscribed for by him from being issued direct to such voting or other trustees and in either event receiving voting trust certificates or other certificates of interest covering the shares so transferred to or issued to such voting or other trustees; and in the event that shares of Common Stock of the corporation shall be transferred to or issued to such voting or other trustees, the voting trust certificates or other certificates of interest so issued to such stockholders or subscribers shall be held by each and every owner thereof subject to the same terms and conditions as provided in this Section B for shares of Common Stock of the corporation; and the terms "shares," "stock," "Common Stock," "shares of stock," "shares of Common Stock," "stock certificates," or "certificates for stock" whenever used in this Section B shall be deemed to include voting trust certificates or other certificates of interest covering shares of Common Stock of the corporation unless otherwise stated, and the term "stockholder" as used in this Section B shall also be deemed to include the owner of such voting trust certificates or other certificates of interest covering shares of Common Stock of the corporation.

         "(b) The corporation is hereby given an option in the event of the death of the holder of any shares of Common Stock of the corporation to purchase from his estate all or any part of such shares at the price per share provided in paragraph (a) of this Section B, at any time from and after the expiration of one year from the date of his death until thirty
     (30) days after such shares shall have been offered for sale to the corporation at the said price and certificates for said shares of stock duly endorsed in proper form for transfer shall have been tendered to the corporation, accompanied by any other papers necessary or proper to effect a valid transfer. The option in this paragraph (b) given to the corporation, however, is subject to the provision that in the event the estate of any deceased stockholder shall offer to sell and shall tender to the corporation at any time before the expiration of the period of one year from the date of death of such deceased stockholder any stock held by his estate, the option shall terminate unless within thirty (30) days from the time of said stock is presented to the corporation for purchase, the corporation shall purchase said stock at the said purchase price.

         "(c) In the event that any holder of Common Stock ceases to be an employee of the corporation, or of a subsidiary corporation, for any cause other than death or retirement on a pension allowed by the corporation or by such subsidiary corporation, the corporation is hereby given an option to purchase all the Common Stock held by such stockholder at the price provided in paragraph (a) of this Section B good from the date such holder ceases to be an employee as aforesaid until the expiration of thirty (30) days after he has made an offer to the corporation to sell said stock at said price and a tender of the certificates therefor duly endorsed in proper form for transfer.

         "(d) All offers for sale of shares to the corporation and tenders of certificates for such shares must be made at the principal office of the corporation, in the County of St. Louis, State of Missouri or such other place as the corporation shall designate by notice in writing to stockholders of record. In the event of any such offer and tender, the mailing of a check for the purchase price as determined pursuant to the provisions of paragraph (a) of this Section B of the shares under option to the seller at the address shown upon the books of the corporation or in the event that the seller is a holder of a voting trust certificate at the address shown upon the books of the voting trustees or at any other address furnished by the seller for such purpose at any time within the option period shall be deemed to be due exercise of the option. The corporation may at any time, whether or not such offer and tender has been made, exercise any option to purchase, redeem, or otherwise acquire any shares of stock of the corporation granted to it hereunder by mailing notice of its election so to do to the record holder of the stock covered thereby at his address as shown upon the stock books of the corporation, or in case of voting trust certificates or other certificates of interest covering stock of the corporation then at the address of the owner thereof as shown upon the books of the voting or other trustees. Said notice shall state in substance that the corporation has elected to exercise its option and that it will make payment for the stock to be thus purchased upon delivery to it at its principal office in the County of St. Louis, State of Missouri or such other place as the corporation shall designate by notice in writing to stockholders of record, of the certificates therefor, properly endorsed for transfer, accompanied by such instruments as the corporation may deem necessary, and such stockholder, or his executors or administrators as the case may be, shall forthwith surrender and deliver at said office the certificates for said stock duly endorsed in blank, accompanied by such instruments, and shall be entitled to receive payment (which payment may be by check) of the purchase price therefor as determined pursuant to the provisions of paragraph (a) of this Section B.

         "(e) In the event that the corporation shall purchase any of the Common Stock upon exercising any of the aforesaid options, the corporation may purchase such stock in the name and for the account of any employee of the corporation or of a subsidiary corporation with funds provided by any such party, or at its option, if it has funds available for the purpose, the corporation may purchase the shares for its own account and deposit them in its treasury, and may resell from time to time any or all such shares purchased for its own account for such price or prices, and to such employee or employees of the corporation or of a subsidiary corporation as the board of directors may determine, or at the option of the board of directors, any or all of such shares may be retired or canceled in any manner permitted by law.

         "(f) Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Common Stock if and when declared by the board of directors out of any funds of the corporation legally available therefor.

         "(g) Except as otherwise in the certificate of incorporation as amended provided, the holders of the Common Stock shall have exclusive voting power for the election of directors and upon all other matters that may be submitted to the stockholders for their vote or consent.

     "C. No stockholder (whether a holder of Preferred or Common Stock) shall hypothecate or pledge any stock except under an agreement of hypothecation or pledge with the pledgee containing the following provisions together in the following sequence:

          `In the event of the death of the pledgor or in the event that he ceases to be an employee of Graybar Electric Company, Inc. or of a subsidiary corporation for any cause other than death or retirement on a pension, Graybar Electric Company, Inc. shall have the same right to purchase any or all of the pledged stock as it would have had if the stock had not been pledged, and may make payment therefor to the pledgee or any party presenting the certificates therefor, properly endorsed for transfer. The provisions of the certificate of incorporation of the corporation relating to the rights of the corporation to such stock and the price to be paid therefor are set forth on the back of the stock certificates pledged and the pledgee has notice thereof.

          `In the event that the pledgor shall be in default under the pledge, Graybar Electric Company, Inc. shall have an option, good until the expiration of thirty (30) days from the time written notice of such default is served upon said corporation by the pledgee, to take over the stock pledged and the debt to secure which such stock has been pledged, upon payment to the pledgee of the amount then owing on said debt, and no sale shall be made by the pledgee under said pledge until such option has expired.

          `In the event that the pledgor shall be in default under the pledge and the amount then owing on the debt shall exceed the price at which Graybar Electric Company, Inc. would be entitled to purchase stock under option given to it in case the pledgor should desire to sell same, said corporation shall have the right, good until the expiration of thirty
     (30) days from the time written notice is served upon said corporation by the pledgee, to redeem or purchase such stock, at said option price, and may make payment therefor to the pledgee or any party presenting the certificates therefor properly endorsed for transfer, and no sale shall be made by the pledgee until such option has expired.

          `No other provisions in the hypothecation or pledge shall in any way affect the rights given in the three preceding paragraphs, and by accepting the pledge the pledgee agrees to carry out and be bound by the provisions of the three preceding paragraphs and of the certificate of incorporation as amended of Graybar Electric Company, Inc.

          `Any right or option in the corporation to purchase, redeem, take over or otherwise acquire any stock of the corporation shall, in accordance with the provisions of the certificate of incorporation as amended, also accrue to and may be exercised by any person, persons, firm or corporation designated by the corporation to purchase or acquire such stock or any part thereof.

          `It is understood that the certificate of incorporation of Graybar Electric Company, Inc. also provides, in substance, that if any party shall claim or establish ownership of or any interest in shares of stock of the corporation and if such ownership or interest is the result of a sale or transfer in breach of the provisions of the certificate of incorporation, such shares or interest shall at the option of the corporation be subject at all times to purchase by said corporation at prices and under terms and conditions set forth in or to be determined as provided in said certificate of incorporation.'

     "In the event that the corporation shall have exercised any such option to take over any stock which shall have been pledged or hypothecated and the debt to secure which such stock has been pledged, the corporation shall have the right, at any time after the expiration of thirty (30) days after written notice mailed to the holder of record of the pledged stock at his address as shown on the books of the corporation, to purchase said stock by paying or tendering to the pledgor the difference, if any, between the amount paid by the corporation to the pledgee in taking over said stock, together with interest to the time of such purchase, and the price which the corporation would be required to pay to purchase said stock in case of sale by the stockholder to the corporation under the provisions of paragraph (e) of Section A or paragraph (a) of Section B, as the case may be; provided, however, that at any time prior to such purchase of said stock by the corporation the pledgor may redeem said stock from the corporation by paying to the corporation the amount which the corporation paid to the pledgee in taking over the said stock, together with interest thereon. All such interest shall be computed at the rate of six per cent (6%) per annum.

     "In the event that the corporation shall have exercised its option to take over any stock which shall have been pledged or hypothecated, and the debt to secure which the stock has been pledged, the corporation shall, in addition to any rights herein granted, be subrogated to all the rights of the pledgee of said stock.

     "No pledge or hypothecation of any stock of the corporation, except in accordance with the foregoing conditions, shall in any way affect the right of the corporation to treat the stock as if it had not been pledged, whether in the hands of the pledgee or any subsequent holder whose title is through the pledgee or through any sale or transfer resulting from the pledge.

     "D. All certificates of Preferred and Common Stock of the corporation shall contain or have endorsed thereon the provisions of the certificate of incorporation as amended in respect of the sale, transfer and pledge of stock, and all voting trust certificates or other certificates of interest covering stock of the corporation issued under a voting trust agreement or other agreement to which the corporation may be a party shall likewise contain or have endorsed thereon said provisions. No transfers of stock shall be recorded on the books of the corporation unless effected in accordance with the provisions of the certificate of incorporation as amended. Each holder of a certificate of stock of the corporation shall be charged with notice of the provisions of the certificate of incorporation of the corporation as amended and shall by receiving any such stock certificate be deemed to assent to and be bound by all of the provisions of the certificate of incorporation as amended.

     "If for any reason whatsoever any party to whom a sale or transfer has been made in breach of any of the provisions of the certificate of incorporation as amended should claim or establish ownership of or any interest in any shares of stock of the corporation, such shares shall thereupon become subject to redemption or purchase at any and all times thereafter at the option of the corporation, whether in the hands of such party or any subsequent transferee, immediate or remote, upon mailing thirty (30) days notice of the election of the corporation to redeem or purchase such shares to the then holder of record at its address as it appears upon the stock books of the corporation or the books of the voting or other trustees at the price provided in paragraph (e) of Section A or paragraph (a) of Section B hereof, as the case may be, and the corporation may redeem or purchase any such shares upon paying the price specified.

     "The corporation shall withhold any dividends and refuse to permit the exercise of any voting right upon any shares transferred in violation of the provisions of the certificate of incorporation as amended or in regard to which there has been any default in notifying the corporation of the stockholder's desire to sell his stock in order to give the corporation opportunity to exercise its option to purchase, or default in delivery of stock after the corporation has given notice of its election to exercise any option to purchase.

     "Whenever herein the corporation shall be given any right or option to purchase, redeem or otherwise acquire any shares of stock of the corporation in any manner whatsoever, such rights shall also accrue and may be exercised by any person, persons, firm or corporation designated by the corporation to purchase or acquire such stock or any part thereof.

     "If any one or more provisions of Section A, B or C or of this Section D shall be declared to be invalid, it shall not affect the validity of any other provisions of said sections or this section or of the certificate of incorporation as amended, nor shall the fact that any shares of the corporation shall be held at any time by any party not entitled to hold the same or from whom the corporation might purchase the same under the provisions of this Section D relieve any other stockholder from compliance with the terms of the provisions of Sections A, B, and C and of this Section D.

     "The term `employee' as used in Sections A and B shall be deemed to include salaried officers. The term `subsidiary' or `subsidiary company' as used in the certificate of incorporation as amended shall be deemed to mean any company seventy-five percent (75%) of whose outstanding shares of equity stock, as hereinafter defined, shall be owned by the corporation or by another subsidiary. The term `equity stock' as herein used means the outstanding class or classes of shares entitled upon liquidation of a company to the final distribution of all assets remaining after the payment and discharge of all obligations and after payment and distribution to all classes of shares entitled to priority on the distribution of assets.

     "E. No stockholder of any class of the corporation shall as such be entitled as of right to purchase or subscribe for stock of any class of the corporation, whether authorized by this Certificate of Increase in Number and Classification of Shares or by any amendment to the certificate of incorporation or to purchase or subscribe for any other securities of the corporation whether or not such securities may be convertible into stock of any class of the corporation."

     In the event of a pledge of this Voting Trust Certificate, there shall be inserted in the agreement of pledge the following provisions, which are based upon the provisions of the

Certificate of Incorporation of the Corporation governing pledges of certificates representing shares of Common Stock:

     "In the event of the death of the pledgor or in the event that he ceases to be an employee of Graybar Electric Company, Inc. or of a subsidiary corporation, for any cause other than death or retirement on a pension, Graybar Electric Company, Inc. shall have the same right to purchase any or all of the pledged voting trust certificates as it would have had if said certificates had not been pledged, and may make payment therefor to the pledgee or any other party presenting the said certificates properly endorsed for transfer. The provisions of the certificate of incorporation, as amended, of the corporation relating to the rights of the corporation to such voting trust certificates and the price to be paid therefor are set forth on the back of the voting trust certificates pledged and the pledgee has notice thereof.

     "In the event that the pledgor shall be in default under the pledge, Graybar Electric Company, Inc. shall have an option, good until the expiration of thirty (30) days from the time written notice of such default is served upon said corporation by the pledgee, to take over the voting trust certificates pledged and the debt to secure which such voting trust certificates have been pledged, upon payment to the pledgee of the amount then owing on said debt, and no sale shall be made by the pledgee until such option has expired.

     "In the event that the pledgor shall be in default under the pledge and the amount then owing on the debt shall exceed the price at which Graybar Electric Company, Inc. would be entitled to purchase voting trust certificates under the option given to it in the preceding paragraph, said corporation shall have the right, good until the expiration of thirty (30) days from the time written notice is served upon said corporation by the pledgee, to purchase such voting trust certificates at the per share price at which said corporation would have an option to purchase the Common Stock represented by such voting trust certificates in case the pledgor should desire to sell the same, and may make payment therefor to the pledgee or any other party presenting the said voting trust certificates properly endorsed for transfer, and no sale shall be made by the pledgee until such option has expired.

     "No other provisions in the hypothecation or pledge shall in any way affect the rights given in the three preceding paragraphs, and by accepting the pledge the pledgee agrees to carry out and be bound by the provisions of the three preceding paragraphs and of the certificate of incorporation, as from time to time amended, of Graybar Electric Company, Inc. and of the voting trust agreement under which the pledged voting trust certificates are issued.

     "Any right or option in Graybar Electric Company, Inc. to purchase, take over or otherwise acquire any voting trust certificates shall also accrue to and may be exercised by any person, persons, firm or corporation designated by the corporation to purchase or acquire such voting trust certificates or any part thereof.

     "It is understood that the voting trust agreement under which the pledged voting trust certificates are issued provides in substance that if any party shall claim or establish ownership of voting trust certificates of the corporation and if such ownership or interest is the result of a sale or transfer in breach of the provisions of the certificate of incorporation which are applicable to voting trust certificates pursuant to the terms of such voting trust certificates, such voting trust certificates shall at the option of the corporation be subject at all times to purchase by said corporation at prices and under terms and conditions set forth in or to be determined as provided in said certificate of incorporation with respect to the Common Stock represented by such voting trust certificates."

          [FORM OF ASSIGNMENT ON REVERSE OF VOTING TRUST CERTIFICATE]

     FOR VALUE RECEIVED,                                 hereby sells, assigns
and transfers, in accordance with and subject to the provisions set forth
above, unto                             the within Voting Trust Certificate
and all rights and interests represented thereby, and does hereby irrevocably
constitute and appoint                             attorney to transfer the
same on the register maintained by the Voting Trustees, with full power of substitution in the premises.

Dated

                     -----------------------------------


ATTEST:

-----------------------------------


NOTE: The signature to this assignment must correspond in every particular with the name of the registered owner appearing on the face of this Voting Trust Certificate.

     SECTION 3.03. Execution. Voting Trust Certificates shall have affixed thereto the manual or facsimile signature of at least one of the Voting Trustees and at least one of the Agents. In case any person who has signed a Voting Trust Certificate or whose facsimile signature has been placed thereon shall have ceased to be a Voting Trustee or Agent before such Voting Trust Certificate is issued, it may be issued as if such person were a Voting Trustee or Agent at the date of issue.

     SECTION 3.04. Mutilated, Destroyed, Lost or Stolen Voting Trust Certificates. In case any Voting Trust Certificate shall become mutilated or be destroyed, lost or stolen, the Voting Trustees may, in their discretion, issue and deliver a new Voting Trust Certificate representing the same number of shares of Common Stock in exchange and substitution for the mutilated Voting Trust Certificate, or in lieu of and in substitution for the Voting Trust Certificate so destroyed, lost or stolen, upon the production of evidence of such destruction, loss or theft satisfactory to the Voting Trustees and upon receipt of indemnity satisfactory to them, and upon compliance with such reasonable regulations as the Voting Trustees may prescribe.

                                  ARTICLE IV

                   CONCERNING THE PARTICIPATING SHAREHOLDERS

     SECTION 4.01. Rights of Participating Shareholders. Except as provided in this Voting Trust Agreement, the Participating Shareholders shall have all the rights, powers and privileges of the Non-participating Shareholders, and shall be subject to and bound by the provisions of the Certificate of Incorporation to the same extent as the Non-participating Shareholders, with the same effect as if such Participating Shareholders were the record owners of shares of Common Stock; and the Corporation shall have the same rights with respect to the registered owners of Voting Trust Interests as are set forth in the Certificate of Incorporation with respect to the record owners of shares of Common Stock.

     SECTION 4.02. Voting. (a) During the term of this Voting Trust Agreement, the Participating Shareholders shall have no right, except as provided in
Section 4.02(b) hereof, to vote on or consent to the election of directors of the Corporation or the ratification, approval or disapproval of any action or proposed action of the Corporation; and all such right shall be vested in, and may in their discretion be exercised by, the Voting Trustees.

     (b) Notwithstanding the provisions of Section 4.02(a) hereof, the Voting Trustees shall have no right to vote on or consent to the merger or consolidation of the Corporation into another corporation, the sale of all or substantially all its assets or its dissolution and liquidation, unless Participating Shareholders with registered ownership of Voting Trust Interests representing at least 75% of the shares of Common Stock deposited with the Voting Trustees under this Voting Trust Agreement shall have consented thereto in writing or at a meeting of such Participating Shareholders duly called for such purpose pursuant to the provisions of Section 4.11 hereof.

     SECTION 4.03. Dividends. (a) All dividends paid in respect of shares of Common Stock deposited with the Voting Trustees shall be paid to the Voting Trustees as the owners of record of the Common Stock.

     (b) The Voting Trustees will (i) pay or cause to be paid to the registered owners of Voting Trust Interests amounts equal to any cash dividends paid to the Voting Trustees on shares of Common Stock deposited with the Voting Trustees hereunder on their behalf or (ii) from time to time deliver to the Corporation assignments and orders for payment of all such cash dividends to such Participating Shareholders.

     (c) If any dividend in respect of shares of Common Stock deposited under this Voting Trust Agreement is paid in Common Stock, the Voting Trustees shall hold, subject to the terms of this Voting Trust Agreement, the shares of Common Stock that are received by them on account of such dividend; and the Voting Trustees shall record the ownership of Voting Trust Interests pursuant to the provisions of Section 2.02(b) hereof.

     (d) If any dividend or other distribution in respect of shares of Common Stock deposited under this Voting Trust Agreement is paid other than in cash or Common Stock, the Voting Trustees shall distribute or cause to be distributed the same among the registered owners of Voting Trust Interests ratably in accordance with the number of shares of Common Stock represented by their respective Voting Trust Interests.

     SECTION 4.04. Subscription Offers. If the Corporation shall offer to Shareholders the right to subscribe for shares of Common Stock, the Voting Trustees shall mail notice of such offer to the Participating Shareholders. Each Participating Shareholder who determines to subscribe for additional shares of Common Stock shall request the Voting Trustees to subscribe for such additional shares on his or her behalf. The Voting Trustees, upon timely receipt from any Participating Shareholder of such a request and the money required to pay for the shares of Common Stock subscribed for, will make such subscription and payment. Upon receipt of the shares of Common Stock so subscribed for, the Voting Trustees will record ownership of such additional Voting Trust Interests pursuant to the provisions of Section 2.02(b) hereof.

     SECTION 4.05. Employee Plans. (a) If any Participating Shareholder, pursuant to the terms of any employee plan (including any Common Stock Purchase Plan of the Corporation, stock option plan or otherwise), shall acquire additional shares of Common Stock, such Participating Shareholder, in consideration of the mutual covenants of all Participating Shareholders, shall direct the Corporation to deposit such additional shares of Common Stock with the Voting Trustees.

     (b) The Voting Trustees, upon receipt of the additional shares of Common Stock pursuant to the provisions of Section 4.05(a) hereof, will record ownership of such additional Voting Trust Interests pursuant to the provisions of Section 2.02(b) hereof.

     SECTION 4.06. Recapitalization or Reclassification of Common Stock. In the event of a recapitalization of the Corporation or reclassification of the Common Stock, the Voting Trustees shall hold, subject to the terms of this Voting Trust Agreement, shares of voting stock of the Corporation issued in respect of the Common Stock. Voting Trust Interests (and Voting Trust Certificates representing any of them) outstanding under this Voting Trust Agreement at the time of such recapitalization or reclassification shall remain outstanding provided that the Voting Trustees may, in their discretion, substitute for such Voting Trust Certificates new voting trust certificates in appropriate form. The term "Common Stock" as used herein and in Voting Trust Certificates shall include the voting stock received on account of such recapitalization or reclassification in respect of the Common Stock.

     SECTION 4.07. Dissolution of the Corporation. In the event of the dissolution and liquidation of the Corporation, whether voluntary or involuntary, the Voting Trustees as the owners of record shall receive the money, securities, rights or property to which the beneficial owners of Common Stock are entitled in respect of the shares of Common Stock deposited under this Voting Trust Agreement and shall distribute or cause to be distributed the same among the registered owners of the Voting Trust Interests ratably in accordance with the number of shares of Common Stock represented by their respective ownership of Voting Trust Interests.

     SECTION 4.08. Reorganization of the Corporation. In the event the Corporation is merged or consolidated into another corporation, the Voting Trustees shall, depending on the terms of the agreement authorizing such transaction, either (i) receive and hold under the terms of this Voting

Trust Agreement any shares of voting stock of the successor corporation received on account of such merger or consolidation in respect of the shares of Common Stock deposited under this Voting Trust Agreement (in which case Voting Trust Interests and any Voting Trust Certificates issued and outstanding under this Voting Trust Agreement at the time of such merger or consolidation shall remain outstanding provided that the Voting Trustees may, in their discretion, substitute for such Voting Trust Certificates, new voting trust certificates in appropriate form, and the terms "Common Stock" and "Corporation" as used herein and in Voting Trust Certificates shall include any shares of voting stock of the successor corporation received on account of such merger or consolidation in respect of shares of Common Stock of the Corporation and such successor corporation, respectively) and distribute or cause to be distributed any money, other securities, rights or property so received among the registered owners of Voting Trust Interests ratably in accordance with the number of shares of Common Stock represented by their respective ownership of Voting Trust Interests, or (ii) distribute or cause to be distributed such voting stock, together with any money, other securities, rights or property so received, among the registered owners of Voting Trust Interests ratably in accordance with the number of shares of Common Stock represented by their respective ownership of Voting Trust Interests.

     SECTION 4.09. Restrictions on Transfer. With respect to the sale, transfer, pledge or other disposition of ownership of Voting Trust Interests, the ownership of Voting Trust Interests shall be deemed to be, and shall be treated in all respects as if it is, ownership of shares of Common Stock; and the Participating Shareholders, the Voting Trustees, the Corporation and all other persons shall be bound by and subject to the provisions of the Certificate of Incorporation with respect to the sale, transfer, pledge, or other disposition of ownership of Voting Trust Interests or any right or interest therein in all respects as if the ownership of Voting Trust Interests was ownership of shares of Common Stock.

     SECTION 4.10. Exchange of Voting Trust Interests for Shares of Common Stock. (a) Upon termination of the 2007 Voting Trust as provided in Section
6.03 hereof, the Voting Trustees will mail notice of such termination to the Participating Shareholders. From the date of termination specified in such notice, each owner of Voting Trust Interests shall have no rights under this Voting Trust Agreement other than the right to receive, upon surrender of Voting Trust Certificates, if any, that have been issued representing such Voting Trust Interests, Stock Certificates or Uncertificated Shares representing the number of shares of Common Stock deposited with the Voting Trustees hereunder on his or her behalf. Anything in the foregoing to the contrary notwithstanding, any Participating Shareholder may authorize and direct the Voting Trustees to transfer the shares of Common Stock deposited with the Voting Trustees hereunder for his or her account to the voting trustees of a new voting trust established as a successor to the 2007 Voting Trust, in which case such Participating Shareholder shall have no further rights under this Voting Trust Agreement.

     (b) Shares of Common Stock deposited with the Voting Trustees under this Voting Trust Agreement that are not delivered to Participating Shareholders pursuant to the provisions of Section 4.10(a) hereof within 60 days from the termination of the 2007 Voting Trust shall be deposited with the Corporation and any Participating Shareholder entitled to receive shares of Common Stock in exchange for Voting Trust Interests shall thereafter look only to the Corporation for distribution thereof, and all liability of the Voting Trustees with respect thereto shall thereupon cease.

     SECTION 4.11. Meetings of Participating Shareholders. (a) A meeting of Participating Shareholders may be called at any time and from time to time for any of the following purposes:

         (i) to consent to the amendment of this Voting Trust Agreement pursuant to the provisions of Section 6.02 hereof, or to the termination or extension of the 2007 Voting Trust pursuant to the provisions of
     Section 6.03 hereof;

         (ii) to consider authorizing the Voting Trustees to vote on the merger or consolidation of the Corporation into another corporation, the sale of all or substantially all its assets or its liquidation and dissolution as provided in Section 4.02(b); and

         (iii) to remove any one or more of the Voting Trustees pursuant to
     Section 5.01(d) hereof.

         (b) A meeting of the Participating Shareholders may be called by one or more of the Voting Trustees or by the registered owners of Voting Trust Interests constituting beneficial ownership of at least 25% of the shares of Common Stock deposited with the Voting Trustees under this Voting Trust Agreement.

         (c) Meetings of the Participating Shareholders shall be held at the executive offices of the Corporation or at such other place designated in the notice of such meeting. Notice of every such meeting, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Voting Trustees, not less than 20 nor more than 60 days prior to the date fixed for the meeting, to the Participating Shareholders at their addresses as shown on the Register. Participating Shareholders may vote by proxy at any such meeting.

         (d) Any action permitted to be taken at a meeting of Participating Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, shall be signed by Participating Shareholders holding Voting Trust Interests constituting beneficial ownership of the minimum number of shares of Common Stock necessary to approve such action under the provisions of this Voting Trust Agreement.

                                   ARTICLE V

                        CONCERNING THE VOTING TRUSTEES

     SECTION 5.01. Appointment and Qualification; Vacancies. (a) Each of Dennis E. DeSousa, Lawrence R. Giglio, Thomas S. Gurganous, Richard D. Offenbacher and Robert A. Reynolds, Jr. is hereby named and appointed a Voting Trustee of the 2007 Voting Trust, to hold such office until his resignation or earlier disqualification, removal from office or death.

     (b) No person shall be qualified to be named and appointed a Voting Trustee, and no person shall continue to hold his or her appointment as a Voting Trustee, unless such person is an active, full-time employee of the Corporation. Any Voting Trustee who shall at any time cease to be an active, full-time employee of the Corporation for any cause, including retirement on a pension, shall thereupon cease to be a Voting Trustee without any action being taken hereunder.

     (c) Any Voting Trustee may at any time resign by giving written notice to the other Voting Trustees and to the Corporation.

     (d) The Participating Shareholders may at any time remove any Voting Trustee from office by vote at a meeting by Participating Shareholders holding Voting Trust Interests constituting beneficial ownership of at least 66 2/3% of the shares of Common Stock deposited with the Voting Trustees under this Voting Trust Agreement and by delivering notice thereof to the other Voting Trustees and the Corporation.

     (e) Vacancies in the office of Voting Trustee occurring as a result of the resignation or earlier disqualification, removal from office or death of one or more of the Voting Trustees named in Section 5.01(a) hereof or a successor Voting Trustee appointed pursuant to the provisions of this Section 5.01(e) shall be filled by the action of a majority of the remaining Voting Trustees then in office; provided, however, that in the event that at any time there shall be less than three Voting Trustees in office, the vacancies shall be filled by the Board of Directors of the Corporation. Any Voting Trustee who has been removed by the Participating Shareholders pursuant to Section 5.01(d) hereof shall not thereafter be appointed a Voting Trustee without the vote at a meeting by Participating Shareholders holding Voting Trust Interests representing at least 66 2/3% of the shares of Common Stock deposited with the Voting Trustees under this Voting Trust Agreement. Any appointment of a successor Voting Trustee shall become effective upon acceptance by the successor Voting Trustee.

     SECTION 5.02. Rights and Powers. (a) The Voting Trustees (i) shall surrender the shares of Common Stock deposited with them under this Voting Trust Agreement to the Corporation for cancellation, and (ii) shall request the Corporation to record and issue shares of Common Stock in the names of the Voting Trustees representing the aggregate number of shares of Common Stock so surrendered and canceled. The Voting Trustees thereupon, as the record owners of such Common Stock, (x) shall have and may in their discretion exercise all rights, subject to the provisions of Section 4.02(b) hereof, to vote on or consent to the election of directors of the Corporation or the ratification, approval or disapproval of any action or proposed action of the Corporation and (y) shall be entitled to receive all dividends, payments and distributions in respect of the shares of Common Stock deposited hereunder, subject to the provisions of Article IV hereof.

     (b) In exercising the rights granted in clause (x) of Section 5.02(a) hereof, the Voting Trustees shall exercise their best judgment from time to time (i) in securing the election of suitable directors for the Corporation, to the end that its business and affairs properly shall be managed, and (ii) in voting on or consenting to other matters.

     (c) Any action required or permitted to be taken by the Voting Trustees may be taken with or without a meeting by the vote or written consent of a majority of the Voting Trustees.

     (d) The Voting Trustees may be, and may vote for themselves as, members of the Board of Directors of the Corporation. No person shall be disqualified from acting as a Voting Trustee by reason of any personal interest, either direct or indirect, in the Corporation and any Voting Trustee or affiliate of a Voting Trustee may deal with the Corporation as fully as though he or she were not a Voting Trustee.

     SECTION 5.03. Limitation on Liability; Indemnification. (a) The Voting Trustees will exercise their best judgment in exercising the rights and powers and in performing the duties and obligations set forth in this Voting Trust Agreement. The Voting Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys (including, without limitation, Agents, transfer agents or registrars) and the Voting Trustees shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Voting Trustees hereunder. No Voting Trustee or agent or attorney of such Voting Trustee (including, without limitation, Agents, transfer agents and registrars) will incur any liability with respect to any action taken or omitted by him in good faith and believed by him or her to be authorized or within the discretion or rights or powers conferred upon the Voting Trustees or such agents or attorneys by this Voting Trust Agreement. The Voting Trustees and their agents and attorneys (including, without limitation, Agents, transfer agents and registrars) shall not be liable to the Participating Shareholders or the Corporation except for their individual willful misconduct.

     (b) No provisions of this Voting Trust Agreement shall be construed to relieve any Voting Trustee or any such agent or attorney of such Voting Trustee from liability for his or her own willful misconduct. No Voting Trustee shall be liable with respect to misconduct or negligence of any other Voting Trustee. The duties and obligations of the Voting Trustees shall be determined solely by the express provisions of this Voting Trust Agreement and no Voting Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Voting Trust Agreement, and no implied covenants or obligations shall be read into this Voting Trust Agreement against the Voting Trustees.

     (c) The Corporation covenants and agrees, and in the event the Corporation shall not do so for any reason whatsoever the Participating Shareholders in consideration of the Voting Trustees having agreed to serve in that capacity for the benefit of the Participating Shareholders covenant and agree ratably in accordance with the number of shares of Common Stock represented by their respective Voting Trust Interests, to indemnify each Voting Trustee and each agent or attorney of the Voting Trustees (including, without limitation, Agents, transfer agents and registrars) for, and to hold such Voting Trustee harmless against, any tax, loss, liability or expense incurred for any reason other than his or her own individual willful misconduct, arising out of or in connection with the acceptance or administration of the 2007 Voting Trust and the performance of his or her duties and obligations hereunder and the exercise of his or her rights and powers hereunder, including the costs and expenses of defending against any claim of liability. The obligations under this Section 5.03(c) of the Corporation and the Participating Shareholders to indemnify each of the Voting Trustees and each agent or attorney of the Voting

Trustees (including, without limitation, Agents, transfer agents and registrars) shall be payable from any funds or other assets held by the Voting Trustees hereunder for the account of the Corporation or the Participating Shareholders, as the case may be.

     (d) The Voting Trustees may consult with counsel, who may be counsel to the Corporation, and the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Voting Trustees hereunder in good faith and in reliance thereon.

     (e) The Voting Trustees may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper believed to be genuine and to have been signed or presented by the proper party or parties.

     SECTION 5.04. Compensation and Expenses. (a) The Voting Trustees shall not be entitled to receive any compensation for their services as Voting Trustees hereunder.

     (b) The Corporation covenants and agrees, and in the event the Corporation shall not do so for any reason whatsoever, the Participating Shareholders in consideration of the Voting Trustees having agreed to serve in that capacity for the benefit of the Participating Shareholders covenant and agree ratably in accordance with the number of shares of Common Stock represented by their respective Voting Trust Interests, to pay or reimburse the Voting Trustees upon request for all reasonable expenses, disbursements or advances incurred or made by the Voting Trustees in accordance with any of the provisions of this Voting Trust Agreement (including the reasonable compensation and expenses and disbursements of their counsel and any agents or attorneys (including, without limitation, Agents, transfer agents or registrars) acting for the Voting Trustees) except any such expense, disbursement or advance as may arise from the willful misconduct of the Voting Trustees. The obligations under this Section 5.04(b) of the Corporation and the Participating Shareholders to pay or reimburse the Voting Trustees for expenses, disbursements and advances shall be payable from any funds or other assets held by the Voting Trustees hereunder for the account of the Corporation or the Participating Shareholders, as the case may be.

                                  ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.01. Appointment of Agents. (a) The Voting Trustees shall appoint two employees of the Corporation to serve as Agents of the Voting Trustees by delivering written notice to the Corporation to that effect. Each of such persons shall hold such office until his or her resignation or earlier disqualification, removal from office or death. The Voting Trustees may fill vacancies in the office of Agent and may in their discretion from time to time appoint one or more additional Agents by delivering written notice to the Corporation to that effect.

     (b) The Agents shall have full power and authority to perform any of the acts set forth in Article III of this Voting Trust Agreement and to exercise any power properly delegated to such

Agent by one or more of the Voting Trustees in connection therewith.

     (c) No person shall be named and appointed an Agent, and no person shall continue to hold his or her appointment as an Agent, unless such person is an active, full-time employee of the Corporation. Any Agent who shall at any time cease to be an active, full-time employee of the Corporation for any cause, including retirement on a pension, shall thereupon cease to be an Agent without any action being taken hereunder.

     (d) Any Agent may at any time resign by giving written notice to the Voting Trustees and to the Corporation, and the Voting Trustees may at any time remove any Agent with or without cause by delivering to the Agent and the Corporation written notification to that effect.

     SECTION 6.02. Amendment. This Voting Trust Agreement may be amended or modified at any time and from time to time by an instrument or instruments in writing executed by the Corporation and at least a majority of the Voting Trustees and consented to by Participating Shareholders holding Voting Trust Interests constituting beneficial ownership of at least 75% of the shares of Common Stock deposited with the Voting Trustees under this Voting Trust Agreement.

     SECTION 6.03. Termination or Extension. (a) Unless sooner terminated as provided in Section 6.03(b) hereof or extended as provided in Section 6.03(c) hereof, the 2007 Voting Trust will terminate on March 15, 2017.

     (b) The 2007 Voting Trust may be terminated at any time by the affirmative vote of at least a majority of the Voting Trustees or of Participating Shareholders holding Voting Trust Interests constituting beneficial ownership of at least 75% of the shares of Common Stock deposited with the Voting Trustees under this Voting Trust Agreement.

     (c) Provided that the 2007 Voting Trust has not been terminated theretofore, at any time within six months prior to the termination of the 2007 Voting Trust pursuant to the provisions of Section 6.03(a) hereof or, if the 2007 Voting Trust shall have been extended pursuant to the provisions of this Section 6.03(c), then within six months prior to such extended termination date, one or more Participating Shareholders may, by agreement in writing with the Voting Trustees and the Corporation, extend the duration of the 2007 Voting Trust for an additional period not to exceed ten years. Such agreement to extend the duration of the 2007 Voting Trust shall not be binding upon any Shareholder who is not a party thereto.

     SECTION 6.04. Notices. All notices, consents, requests, instructions and other communications provided for herein shall be in writing and shall be deemed to have been sufficiently given or served, for all purposes, if given or served:

       (i) to the Participating Shareholders, at their respective addresses as shown on the Register;

       (ii) to the Voting Trustees, addressed to the Voting Trustees, c/o Graybar Electric Company, Inc., 34 North Meramec Avenue, St. Louis, Missouri 63105-3882, if
     delivered other than by mail, or P.O. Box 7231, St. Louis, Missouri 63177-1231, if by mail; and `

       (iii) to the Corporation, addressed to Graybar Electric Company, Inc., 34 North Meramec Avenue, St. Louis, Missouri 63105-3882, if delivered other than by mail, or P.O. Box 7231, St. Louis, Missouri 63177-1231, if by mail;

or at such other address as shall be furnished by any party hereto to the other parties in such manner.

     SECTION 6.05. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     SECTION 6.06. Counterparts. This Voting Trust Agreement, and any document or instrument executed and delivered pursuant to the provisions of this Voting Trust Agreement may be executed by each Participating Shareholder, the Voting Trustees and the Corporation in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute but one and the same instrument.

     SECTION 6.07. Governing Law. This Voting Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6.08. Severability. Any provision of this Voting Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 6.09. Headings; Table of Contents. The headings and the table of contents in this Voting Trust Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the day and year first above written.


                           -----------------------------------
                                  Dennis E. DeSousa


                           -----------------------------------
                                  Lawrence R. Giglio


                           -----------------------------------
                                  Thomas S. Gurganous


                           -----------------------------------
                                  Richard D. Offenbacher


                           -----------------------------------
                                  Robert A. Reynolds, Jr.


                         GRAYBAR ELECTRIC COMPANY, INC.


                         By:
                            ----------------------------------
                                  Robert A. Reynolds, Jr.



                         PARTICIPATING SHAREHOLDERS


                          By:
                             --------------------------------------------
                                 Martin J. Beagen
                                 As Attorney-in-Fact for each of the
                                 individuals named on Schedule A annexed hereto

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.
         -------------------------------------------

Securities and Exchange Commission registration fee..................  $  13,529.08
Printing fees and communication expenses.............................     35,000.00*
Legal fees and expenses..............................................     65,000.00*
Blue Sky fees and expenses...........................................     25,000.00
Accounting fees and expenses.........................................     15,000.00*
Miscellaneous........................................................      6,470.92*
                                                                      ----------------
                                                                       $ 160,000.00*

-----------------
* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 721 through 726 of the New York Business Corporation Law provide as follows:

     Section 721. NONEXCLUSIVITY OF STATUTORY PROVISIONS FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws,
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

     Section 722. AUTHORIZATION FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

     (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

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     Section 723. PAYMENT OF INDEMNIFICATION OTHER THAN BY COURT AWARD.

     (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

     (b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

         (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

         (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

             (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

             (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

     (c) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

     Section 724. INDEMNIFICATION OF DIRECTORS AND OFFICERS BY A COURT.

     (a) Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section 722 (Authorization for indemnification of directors and officers), and paragraph (a) of section 723. Application therefor may be made, in every case, either:

        (1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

        (2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application

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

     for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.

     (b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

     (c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

     Section 725. OTHER PROVISIONS AFFECTING INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

     (b) No indemnification, advancement or allowance shall be made under this article in any circumstance where it appears:

        (1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

        (2) That the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

        (3) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

     (c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its

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

shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     (d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

     (e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

     (f) The provisions of this article relating to indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

     Section 726. INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

        (1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

        (2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

        (3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

     (b) No insurance under paragraph (a) may provide for any payment other than cost of defense, to or on behalf of any director or officer:

        (1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

        (2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

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

     (c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

     (d) The corporation shall, within the time and to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

     (e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

Article VIII of the Company's By-Laws provides:

     To the full extent authorized by law, the corporation shall and hereby does indemnify any person who shall at any time be made, or threatened to be made, a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or his intestate is or was a director or officer of the corporation or served another corporation in any capacity at the request of the corporation.

Section 5.03(c) of the Voting Trust Agreement provides:

     The Corporation covenants and agrees, and in the event the Corporation shall not do so for any reason whatsoever the Participating Shareholders in consideration of the Voting Trustees having agreed to serve in that capacity for the benefit of the Participating Shareholders covenant and agree ratably in accordance with the number of shares of Common Stock represented by their respective Voting Trust Certificates, to indemnify each Voting Trustee and each agent or attorney of the Voting Trustees (including, without limitation, Agents, transfer agents and registrars) for, and to hold him harmless against, any tax, loss, liability or expense incurred for any reason other than his own individual willful misconduct, arising out of or in connection with the acceptance or administration of the 1997 Voting Trust, and the performance of his duties and obligations hereunder and the exercise of his rights and powers hereunder, including the costs and expenses of defending himself against any claim of liability. The obligations under this Section 5.03(c) of the Corporation and the Participating Shareholders to indemnify the Voting Trustees and each agent or attorney of the Voting Trustees (including, without limitation, Agents, transfer agents and registrars) shall be payable from any funds or other assets held by the Voting Trustees hereunder for the account of the Corporation or the Participating Shareholders as the case may be.

     Effective December 1, 2005, the Company renewed the insurance covering directors and officers along with the fiduciary liability that covers certain other employees, against liabilities imposed on them as a result of their employment with the Company. This insurance is covered by Federal Insurance Company (a member of the Chubb Group) and St. Paul Insurance Company for a total premium of $234,606 through November 30, 2006.

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ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

     (a)  Exhibits

     4. Instruments defining the rights of security holders, including indentures

               (i) Restated Certificate of Incorporation of Graybar Electric Company, Inc., as amended, filed as Exhibit 4(i) to the Registration Statement on Form S-1 (Registration No. 333-15761) and incorporated herein by reference.

               (ii) Certificate of Amendment of Certificate of Incorporation, filed as Exhibit 4(ii) to the Registration Statement on Form S-2 (Registration No. 333-118575) and incorporated herein by reference.

               (iii) Voting Trust Agreement, to be dated as of March 16, 2007, attached as Annex A to the Prospectus constituting part of this Registration Statement and incorporated herein by reference.

               (iv) Form of Voting Trust Certificate to be issued under Voting Trust Agreement, included in Exhibit 4(iii) and incorporated herein by reference.

          5.   Opinion re legality

               Opinion of Winston & Strawn LLP

          9.   Voting Trust Agreement

               See Exhibit 4(iii).

          23.  Consents

               Consent of Winston & Strawn LLP, contained in the opinion filed as Exhibit 5 and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Voting Trustees pursuant to the foregoing provisions, or otherwise, the Company and the Voting Trustees have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company or the Voting Trustees of expenses incurred or paid by a Voting Trustee in the successful defense of any action, suit or proceeding) is asserted, the Company or the Voting Trustees will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question

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whether such indemnification by it or them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     II-8

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons, as Voting Trustees, on January 16, 2007.

                                           Signatures
                                           ----------

                                           /s/R. A. Reynolds, Jr.
                                           ----------------------------------
                                           (R. A. Reynolds, Jr.)

                                           /s/D. E. DeSousa
                                           ----------------------------------
                                           (D. E. DeSousa)

                                           /s/L. R. Giglio
                                           ----------------------------------
                                           (L. R. Giglio)

                                           /s/T. S. Gurganous
                                           ----------------------------------
                                           (T. S. Gurganous)

                                           /s/R. D. Offenbacher
                                           ----------------------------------
                                           (R.D. Offenbacher)

                                     II-9

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                               INDEX TO EXHIBITS

                                   EXHIBITS
                                   --------

     4. Instruments defining the rights of security holders, including indentures

     (i) Restated Certificate of Incorporation of Graybar Electric Company, Inc., as amended, filed as Exhibit 4(i) to the Registration Statement on Form S-1 (Registration No. 333-15761) and incorporated herein by reference.

     (ii) Certificate of Amendment of Certificate of Incorporation, filed as
Exhibit 4(ii) to the Registration Statement on Form S-2 (Registration No. 333-118575) and incorporated herein by reference.

     (iii) Voting Trust Agreement, to be dated as of March 16, 2007, attached as Annex A to the Prospectus constituting part of this Registration Statement and incorporated herein by reference.

     (iv) Form of Voting Trust Certificate to be issued under Voting Trust Agreement, included in Exhibit 4(iii) and incorporated herein by reference.

5.   Opinion re legality

     Opinion of Winston & Strawn LLP.

9.   Voting Trust Agreement

     See Exhibit 4(iii).

23.  Consents

     Consent of Winston & Strawn LLP, contained in the opinion filed as
Exhibit 5 and incorporated herein by reference.